LOAN AGREEMENT

                                BANK OF SCOTLAND

                                     LOAN TO

                         FIRSTCITY FINANCIAL CORPORATION




                                  APRIL 8, 1998








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                           TABLE OF CONTENTS

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1..............................................1.DEFINITIONS AND TERMS.1

      1.1.........................................................GAAP13

      1.2.....................................................BORROWER13

      1.3........................................RULES OF CONSTRUCTION13


2................................................LOANS - GENERAL TERMS14

      2.1...............................................REVOLVING LOAN14

      2.2.....................................MAXIMUM PRINCIPAL AMOUNT14

      2.3..........................MATURITY DATE; TERMINATION OF LOANS16

      2.4..........................AUTHORIZED DISBURSEMENT OF PROCEEDS16

      2.5..........................................BORROWING PROCEDURE17

      2.6...............................................INTEREST RATE.17

      2.7..............................................CHANGE OF LAWS.18

      2.8...........................................REGULATORY CHANGES18

      2.9...................ADVANCES PRIOR TO LIBOR RATE DETERMINATION18

      2.10..........................EURODOLLAR ADVANCES AND CONVERSION18

      2.11....................................INTEREST PERIOD ELECTION19

      2.12........................................................FEES19

      2.13.......................................................USURY20


3........................................................PAYMENT TERMS20

      3.1......................LOAN ACCOUNT; METHOD OF MAKING PAYMENTS20

      3.2............................................INTEREST PAYMENTS21

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      3.3...........................................PRINCIPAL PAYMENTS21

      3.4.............................................PLACE OF PAYMENT21

      3.5...........................PAYMENT ON MATURITY AND PREPAYMENT21

      3.6..............................ADVANCES TO CONSTITUTE ONE LOAN22

      3.7......................APPLICATION OF PAYMENTS AND COLLECTIONS22

      3.8...........................................MONTHLY STATEMENTS23


4.................................................ANCILLARY AGREEMENTS23

      4.1...................................................GUARANTIES23

      4.2.......................................NOTE PLEDGE AGREEMENTS23

      4.3......................................STOCK PLEDGE AGREEMENTS23


5....................GENERAL WARRANTIES, REPRESENTATIONS AND COVENANTS24

      5.1.......................GENERAL REPRESENTATIONS AND WARRANTIES24

      5.2..............REAFFIRMATION OF WARRANTIES AND REPRESENTATIONS32

      5.3...................SURVIVAL OF WARRANTIES AND REPRESENTATIONS32


6..................................COVENANTS AND CONTINUING AGREEMENTS33

      6.1..........................................FINANCIAL COVENANTS33

      6.2........................................AFFIRMATIVE COVENANTS33

      6.3...........................................NEGATIVE COVENANTS37

      6.4.............................................REQUIRED NOTICES41

      6.5............................................PAYMENT OF CLAIMS42

      6.6........................................YEAR 2000 COMPLIANCE.43


7..............................................................DEFAULT43

      7.1...........................................EVENTS OF DEFAULT.43


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      7.2..........................................REMEDIES CUMULATIVE46

      7.3.................................................ACCELERATION46

      7.4.....................................................REMEDIES47

      7.5............................................INJUNCTIVE RELIEF47

      7.6............................ADVANCES DURING UNMATURED DEFAULT47


8.................................CONDITIONS PRECEDENT TO DISBURSEMENT47

      8.1..............................................CHECKLIST ITEMS47

      8.2............................................NECESSARY ACTIONS47

      8.3.........................................CONDITIONS PRECEDENT47


9..............................................................GENERAL48

      9.1........................................COMPLIANCE WITH ERISA48

      9.2........................................................COSTS54

      9.3....................................................STATEMENT54

      9.4......................................................NOTICES54

      9.5.......................................AMENDMENTS AND WAIVERS55

      9.6.......................NO IMPLIED WAIVER; REMEDIES CUMULATIVE55

      9.7.................................................SEVERABILITY56

      9.8............................INCORPORATION OF OTHER AGREEMENTS56

      9.9...................................................ACCEPTANCE57

      9.10...................................................KNOWLEDGE57

      9.11..........................................WAIVER BY BORROWER57

      9.12...............................................GOVERNING LAW57

      9.13........................................WAIVER OF MARSHALING58

      9.14...........................................LIMITATION BY LAW58


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      9.15..................SURVIVAL OF REPRESENTATIONS AND WARRANTIES58

      9.16..........................................SERVICE OF PROCESS58

      9.17...................................REPRESENTATION BY COUNSEL58

      9.18.............................................RELEASE OF BANK58

      9.19........................................INVALIDATED PAYMENTS59

      9.20....................................................HEADINGS59

      9.21................................................COUNTERPARTS59

      9.22...............................................FAX EXECUTION59

      9.23................................NO THIRD PARTY BENEFICIARIES59

      9.24...........................................DOMICILE OF LOANS60

      9.25............................................ENTIRE AGREEMENT60

      9.26................................................CONSTRUCTION60

      9.27......................................SUCCESSORS AND ASSIGNS60

      9.28..............................................TEXAS LANGUAGE60

      9.29.....................................WAIVER OF TRIAL BY JURY61





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                             LOAN AGREEMENT


      THIS LOAN AGREEMENT (this "AGREEMENT"), dated for reference purposes only as of April 8 , 1998 by and between Bank of Scotland, acting through its branch in New York, New York ("BANK"), a foreign banking corporation incorporated under the laws of Scotland with its principal place of business at 565 Fifth Avenue, New York, NY 10017, and FirstCity Financial Corporation, a Delaware corporation ("BORROWER"), with its principal place of business at 6400 Imperial Drive, P.O. Box 8216, Waco, Texas 76714.


                               RECITALS:

      A. Borrower has requested and Bank has agreed to provide Borrower with a revolving credit facility in an amount not to exceed Fifty Million Dollars ($50,000,000) (the "LOANS").

      B. Borrower intends to use the proceeds of the Loans to make loans and other financial accommodations to its Affiliates.

      C. The Loans will be secured by a pledge of all of Borrower's assets, including the stock or other equity interests of corporations and partnerships owned by Borrower.

      D. The parties deem it to be in their best interest to set forth their mutual agreements herein.

      NOW THEREFORE, in consideration of any loan, advance, extension of credit and/or other financial accommodation at any time made by Bank to or for the benefit of Borrower, and of the promises set forth herein, the parties hereto agree as follows:


1.          DEFINITIONS AND TERMS.

      1.1 Definitions. The following words, terms and/or phrases shall have the meanings set forth thereafter and such meanings shall be applicable to the singular and plural form thereof, giving effect to the numerical difference.

            (a) "ADVANCE": any loan of monies made by Bank to Borrower pursuant to the terms of Section 2.1.

            (b) "ADVANCE DATE": with respect to each Advance, the Business Day upon which the proceeds of such Advance are to made available to Borrower.


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            (c) "AFFILIATE": any Person (i) in which Borrower, one or more equity interest holders owning twenty-five percent (25%) or more of the total equity interest of Borrower, any Subsidiary, and/or any Parent, individually, jointly and/or severally, now or at any time or times hereafter, has or have an equity or other ownership interest equal to or in excess of twenty-five percent (25%) of the total equity of or other ownership interest in such Person; and/or (ii) which directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with Borrower; and/or (iii) any officer or director of Borrower or any Primary Obligor. For purposes of this definition, "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Stock, by contract or otherwise, and in any case shall include direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, 25% or more of the outstanding shares of any class of capital stock of such Person (or in the case of a Person that is not a corporation, 25% or more of any class of equity interest).

            (d) "AGREEMENT": this Loan Agreement, together with all amendments, modifications, extensions, supplements, restatements replacements and extensions hereto or hereof.

            (e) "AGREEMENT AND ESTOPPEL CERTIFICATE": an agreement and estoppel certificate executed and delivered by each maker of a Pledged Note, in form and substance acceptable to Bank, in its sole and exclusive discretion.

            (f) "AND/OR": one or the other or both, or any one or more or all, of the things or Persons in connection with which the conjunction is used.

            (g) "ASSETS": any and all real, personal and intangible property of a Person, including, without limitation, accounts, chattel paper, contract rights, letters of credit, instruments and documents, equipment, general intangibles, inventory, leases, options, licenses, and real property, whether now existing or hereafter acquired or arising.

            (h) "BANK": Bank of Scotland, a foreign banking corporation incorporated under the laws of Scotland, and its successors and assigns.

            (i) "BOOK VALUE": the meaning set forth in Section 2.2(b).

            (j) "BORROWER": FirstCity Financial Corporation, a Delaware corporation, and its permitted successors and assigns.

            (k) "BORROWER'S LIABILITIES": all obligations and liabilities of Borrower to Bank under the terms of this Agreement, the Security Agreement, the Note Pledge Agreements, the Stock Pledge Agreements and



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      the other Loan Documents, and all extensions and renewals or refinancing thereof, whether such obligation or liability is direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, whether heretofore arising, now existing or hereafter arising, however evidenced, created, incurred, acquired or owing and whether now contemplated or hereafter arising. Without limitation of the foregoing, such liability and obligations include the principal amount of Loans, interest, fees, indemnities or expenses under this Agreement and all other Loan Documents, and all extensions, renewals and refinancing thereof, whether or not such Loans were made in compliance with the terms and conditions of this Agreement or in excess of the obligation of Bank to lend. Borrower's Liabilities shall remain Borrower's Liabilities, notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Borrower's Liabilities or any interest therein.

            (l) "BORROWER'S OBLIGATIONS": all terms, conditions, warranties, representations, agreements, undertakings, covenants and provisions (other than Borrower's Liabilities) to be performed, discharged, kept, observed or complied with by Borrower to or for the benefit of Bank, under the terms of this Agreement and all other Loan Documents, and all extensions and renewals or refinancing thereof, whether such obligation is direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether heretofore arising, now existing or hereafter arising, however evidenced, created, incurred, acquired or owing and whether now contemplated or hereafter arising. Borrower's Obligations shall remain Borrower's Obligations, notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Borrower's Obligations or any interest therein.

            (m) "BORROWING BASE": the meaning set forth in Section 2.2(b).

            (n) "BORROWING BASE CERTIFICATE": the certificate delivered by Borrower to Bank in accordance with the provisions of Section 6.2(c)(vi).

            (o) "BORROWING REQUEST": a request for an Advance setting forth the information required pursuant to Section 2.5(a).

            (p) "BUSINESS DAY": (i) For all purposes other than as covered by clause (ii) hereof, any day, other than a Saturday, Sunday, a day that is a legal holiday under the laws of the State of Illinois, the State of New York, and the State of Texas or any other day on which banking institutions located in the State of Illinois, the State of New York and the State of Texas are authorized or required by law or other governmental action to close; and (ii) with respect to determinations in connection with, and payments of principal and interest in Eurodollar Advances, any day



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            which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the London Interbank Eurodollar Market.

            (q) "CAPITALIZED LEASE" at any time any lease which is, or is required under GAAP to be, capitalized on the balance sheet of the lessee at such time, and "CAPITALIZED LEASE OBLIGATION" of any Person at any time shall mean the aggregate amount which is, or is required under GAAP to be, reported as a liability on the balance sheet of such Person at such time as lessee under a Capitalized Lease.

            (r) "CHARGES": all national, Federal, state, county, city, municipal and/or other governmental (or any instrumentality, division, agency, body or department thereof, including without limitation the Pension Benefit Guaranty Corporation) taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to the Borrower's Assets, the Secured Obligations, Borrower's business, Borrower's ownership and/or use of any of its Assets, Borrower's income and/or gross receipts and/or Borrower's ownership and/or use of any of its material Assets.

            (s) "CONSOLIDATED GROUP": Borrower and those Affiliates of Borrower required to file consolidated tax returns pursuant to Section 1502 of the Code.

            (t) "COSTS": any and all reasonable costs and expenses (including, without limitation, the reasonable fees and expenses of any counsel, accountants, appraisers or other professionals) incurred by Bank at any time, in connection with: (i) the preparation, negotiation, execution and administration of this Agreement and all other Loan Documents; (ii) the preparation, negotiation and execution of any amendment or modification of this Agreement or the other Loan Documents; (iii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon the Pledged Property; (iv) the exercise or enforcement of any of the rights of Bank hereunder; (v) any failure by Borrower to perform or observe any of the provisions hereunder; (vi) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Bank, Borrower or any other Person) in any way relating to this Agreement, the other Loan Documents, the Secured Obligations, the Pledged Property, Borrower's affairs or any Affiliate's affairs; (vii) any attempt to enforce any rights of Bank against Borrower or any other Person which may be obligated to Bank by virtue of this Agreement or the other Loan Documents; and (viii) performing any of the obligations relating to or payment of any of Borrower's Obligations hereunder in accordance with the terms hereof.

            (u) "DEFAULT RATE": interest at the rate of two percent (2%) per annum plus the Prime Interest Rate.



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            (v) "DESIGNATED PERSON": any Person identified as a "DESIGNATED
      PERSON" on Borrower's Secretary's Certificate dated of even date herewith, as amended or superseded from time to time.

            (w) "DOLLARS": the lawful currency of the United States of America.

            (x) "ELIGIBLE NOTE": the meaning set forth in Section 2.2(c).

            (y) "ENVIRONMENTAL LAWS": any Federal, state or local law, rule, regulation, ordinance, order, code or statute applicable to Borrower or its property, in each case as amended (whether now existing or hereafter enacted or promulgated), controlling, governing or relating to the pollution or contamination of the air, water or land or concerning hazardous, special or toxic materials, wastes or substances, or any judicial or administrative interpretation of such laws, rules or regulations, including, without limitation, the Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), Safe Drinking Water Act (42 U.S.C. ss. 3000(f) et seq.), Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), Clean Air Act (42 U.S.C. ss. 7401 et seq.), and Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.).

            (z) "EQUIPMENT LEASES": all leases or similar agreements pursuant to which Borrower leases equipment.

            (aa) "EURODOLLAR ADVANCE": any portion of the Loan for which the interest rate is based on the Eurodollar Rate, whether or not Bank obtains Eurodollars equal to all or any portion of such Eurodollar Advance

            (bb) "EURODOLLAR RATE": the variable rate equal to two and six hundred twenty-five thousandths percent (2.625%) per annum plus the LIBOR Rate.

            (cc) "EVENT OF DEFAULT": the definition ascribed to this term in
      Section 7.1.

            (dd) "EXCLUDED ENTITIES": the definition ascribed to this term in
      Section 4.3.

            (ee) "EXCLUDED NOTES": the definition ascribed to this term in
      Section 4.2.

            (ff) "FC CAPITAL": FC Capital Corp., a New York corporation.

            (gg) "FC COMMERCIAL": FirstCity Commercial Corporation, a Texas corporation.



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            (hh) "FC CONSUMER LENDING": FirstCity Consumer Lending Corporation,
      a Texas corporation.

            (ii) "FC MORTGAGE": FirstCity Financial Mortgage Corporation, a Delaware corporation.

            (jj) "FC SERVICING": FirstCity Servicing Corporation, a Texas corporation.

            (kk) "FEDERAL FUNDS EFFECTIVE RATE": for any day shall mean the rate per annum (rounded upward to the nearest 1/100 of 1%) determined by Bank (which determination shall be conclusive) to be the rate per annum announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

            (ll) "FEE AGREEMENTS": any partnership agreement, management agreement, consulting agreement, or other agreements pursuant to which Borrower or any Primary Obligor or Secondary Obligor is to be paid fees, distributions, allocations, expense reimbursements, consideration, salary or other compensation in consideration for providing management, personnel or services, in any form whatsoever, from any Affiliate or from any other Person. Services to be rendered under Fee Agreements may include, but not be limited to consulting, collecting revenues, paying operating expenses not paid directly by others, and providing clerical and bookkeeping services.

            (mm) "FINANCIALS": those financial statements of Borrower and/or any other Loan Party, heretofore, concurrently herewith or hereafter delivered by or on behalf of Borrower and/or any other Loan Party to Bank, including but not limited to those financial statements and reports delivered by Borrower to Bank pursuant to Section 6.2(c).

            (nn) "GAAP": generally accepted accounting principles applied in the preparation of the financial statements of a Person with such changes thereto as: (i) shall be consistent with the then-effective principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors, and (ii) shall be concurred in by the independent certified public accountants of recognized standing acceptable



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      to Bank reviewing such financial statements of such Person.

            (oo) "GOVERNMENTAL AUTHORITY": any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal. grand jury or arbitrator, in each case whether foreign or domestic.

            (pp) "GUARANTIES": the meaning set forth in Section 4.1.

            (qq) "GUARANTORS": collectively, (i) FC Commercial, (ii) FC Consumer Lending, and (iii) FC Servicing, and each other Person who has guaranteed all or any portion of the Secured Obligations.

            (rr) "GUARANTY EQUIVALENT": any agreement, document or instrument pursuant to which a Person directly or indirectly guarantees, becomes surety for, endorses, assumes, agrees to indemnify the obligee of any other Person against, or otherwise agrees, becomes or remains liable (contingently or otherwise) for, such obligation, other than by endorsements of instruments in the ordinary course of business. Without limitation, a Guaranty Equivalent shall be deemed to exist if a Person agrees, becomes or remains liable (contingently or otherwise), directly or indirectly: (i) to purchase or assume, or to supply funds for the payment, purchase or satisfaction of, an obligation; (ii) to make any loan, advance, capital contribution or other investment in, or a purchase or lease of any property or services from, a Person; (iii) to maintain the solvency of such Person; (iv) to enable such Person to meet any other financial condition; (v) to enable such Person to satisfy any obligation or to make any payment; (vi) to assure the holder of an obligation against loss; (vii) to purchase or lease property or services from such Person regardless of the non-delivery of or failure to furnish of such property or services; or (viii) in respect of any other transaction the effect of which is to assure the payment or performance (or payment of damages or other remedy in the event of nonpayment or nonperformance) of any obligation.

            (ss) "INDEBTEDNESS": with respect to any Person, at a particular time (without duplication): (i) all obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person; (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (iii) all obligations of such Person for the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business and on terms customary in the trade; (iv) all obligations secured by a Lien on property owned by such Person (whether or not assumed); and all obligations of such Person under Capitalized Leases (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property); (v) the face amount of all letters of credit issued for the account of such Person



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      and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other obligations of such Person associated with such letters of credit or draws thereon; (vi) all obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person; (vii) all obligations of such Person under a product financing or similar arrangement; (viii) all obligations of such Person under any interest rate or currency protection agreement, interest rate or currency future, interest rate or currency option, interest rate or currency swap or cap or other interest rate or currency hedge agreement; and (ix) all obligations and liabilities with respect to unfunded vested benefits under any "EMPLOYEE BENEFIT PLAN" or with respect to withdrawal liabilities incurred under ERISA by Borrower or any ERISA Affiliate to a "MULTIEMPLOYER PLAN", as such terms are defined under the Employee Retirement Income Security Act of 1974.

            (tt) "INDEBTEDNESS INSTRUMENT": any note, mortgage, indenture, chattel mortgage, deed of trust, loan agreement, hypothecation agreement, pledge agreement, security agreement, financing statement or other document, instrument or agreement evidencing or securing the payment of or otherwise relating to the borrowing of monies. Indebtedness Instruments shall include, but not be limited to the Loan Documents.

            (uu) "INTEREST PERIOD": with respect to any Eurodollar Advance, the period commencing on the date such Eurodollar Advance is made or continued as a Eurodollar Advance, as the case may be, or the date on which a Prime Rate Advance is converted into such Eurodollar Advance as applicable, and ending seven days, or one, two, three and six months thereafter, as Borrower may elect in the applicable Borrowing Request (or as Borrower shall be deemed to have elected, as applicable); provided that any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day. No Interest Period shall terminate after the end of the Maturity Date.

            (vv) "INTEREST RATE": the Prime Interest Rate or the Eurodollar Rate, as determined in accordance with the provisions of Article 2.

            (ww) "LIEN": any mortgage, deed of trust, pledge, lien, hypothecation, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

            (xx) "LIBOR BREAKAGE FEE": a fee equal to all losses (excluding loss of anticipated profits) costs, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Bank to fund or maintain the requested Eurodollar Advance, when, as a



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      result of such failure on the part of Borrower or prepayment by Borrower
      (including, without limitation, any mandatory prepayment of principal and any prepayment resulting from the liabilities being declared due and payable in accordance with their terms hereof), interest on such Eurodollar Advance is not based on the applicable Eurodollar Rate for the requested Interest Period.

            (yy) "LIBOR RATE": for each Interest Period, a rate of interest, per annum, equal to: (i) the rate of interest determined by the Bank at which deposits in U.S. Dollars for the relevant Interest Period are offered based on information presented on the Telerate Screen as of 11:00 A.M. (London time) on the applicable Interest Rate Determination Date; provided that if more than one (1) offered rate appears on the Telerate Screen in respect of such Interest Period, the arithmetic mean of all such rates (as determined by the Bank) will be the rate used; provided further that if Telerate ceases to provide LIBOR quotations, such rate shall be the average rate of interest determined by the Bank at which deposits in U.S. Dollars are offered for the relevant Interest Period by banks or other financial institutions selected by Bank to banks in London interbank markets as of 11:00 A.M. (London time) on the applicable Interest Rate Determination Date, multiplied by (ii) the Libor Rate Reserve Percentage. The LIBOR Rate shall be adjusted automatically as of the effective date of each change in the LIBOR Rate Reserve Percentage. The LIBOR Rate shall be calculated in accordance with the foregoing whether or not Bank is actually required to hold reserves in connection with its eurocurrency funding or, if required to hold such reserves, is required to hold reserves at the LIBOR Rate Reserve Percentage.

            (zz) "LIBOR RATE RESERVE PERCENTAGE": for any day shall mean the percentage (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by Bank (which determination shall be conclusive), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) representing the maximum reserve requirement (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") of a member bank in such system.

            (aaa) "LOAN": any and all loans, advances, extensions of credit and/or other financial accommodations of any kind or nature made by Bank at any time to, for the benefit or at the request of Borrower pursuant to this Agreement and/or any of the other Loan Documents.

            (bbb) "LOAN DOCUMENTS": this Agreement and the Other Agreements.

            (ccc) "LOAN PARTY": Borrower and every other Person who is a party to any one or more of the Loan Documents.



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            (ddd) "MATURITY DATE": April 30, 1999, or such earlier date as all of Borrower's Obligations shall be due and payable by acceleration or otherwise.

            (eee) "MAXIMUM PRINCIPAL AMOUNT": the meaning set forth in Section 2.2(a).

            (fff) "MONTHLY REPORT": those reports delivered to Bank in accordance with Section 6.2(c)(iii).

            (ggg) "NAF": National Auto Funding Corporation, a Texas corporation.

            (hhh) "NOTE": that certain revolving promissory note dated even date herewith, in the original principal amount of $50,000,000 made by Borrower payable to the order of Bank, as said note may hereafter be amended, restated, modified, supplemented, extended or replaced.

            (iii) "NOTE PLEDGE AGREEMENT": any one or more of those certain Note Pledge Agreements entered into concurrently herewith by Borrower and certain of the Primary Obligors, pursuant to which such Loan Party has pledged to Bank certain promissory notes, including the Eligible Notes.

            (jjj) "ORGANIC DOCUMENTS": with respect to any Person, its articles or certificate of incorporation, by-laws, shareholder's agreement, certificate of partnership, certificate of limited partnership, partnership agreement, articles of organization, operating agreement, or similar documents or agreements governing its management and the rights and privileges of its equity owners.

            (kkk) "OTHER AGREEMENTS": the Note, the Note Pledge Agreements, the Stock Pledge Agreements, together with all other agreements, instruments and documents evidencing or securing the Loans or the transactions contemplated herein, including, without limitation, bond agreements, loan agreements, security agreements, guaranties, mortgages, deeds of trust, notes, applications and agreements for letters of credit, letters of credit, advances of credit, bankers acceptances, pledges, powers of attorney, consents, assignments, collateral assignments, contracts, notices, leases, financing statements and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf of Borrower, any other Loan Party and delivered to Bank, or issued by Bank upon the application and/or other request of, and on behalf of, Borrower.

            (lll) "PARENT": any Person, now or at any time or times hereafter, owning or controlling (alone or with Borrower, any Subsidiary and/or any other Person) at least a majority of the issued and outstanding Stock or other ownership interest of Borrower or any Subsidiary (hereinafter defined). For purposes of this definition, "CONTROL" shall have the same meaning ascribed to this term in Section 1.1(c).


            (mmm) "PERMITTED LIENS": (i) any liens created in favor of Bank;
      (ii) liens for Charges which are not yet due and payable or which are expressly permitted pursuant to the terms hereof, or claims and unfunded liabilities under ERISA not yet due and payable or which are being contested in good faith; (iii) liens arising in connection with worker's compensation, unemployment insurance, old age pensions and social security benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest any proceedings commenced for the enforcement of such lien shall have been duly suspended and such provision for the payment of such lien has been made on the books of Borrower (or the applicable Affiliate) as may be required by GAAP; (iv) liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States Government or any agency thereof entered into in the ordinary course of business; (v) any liens securing indebtedness of Borrower (or any Affiliate) to any Persons in an aggregate amount less than $200,000; (vi) ad valorem taxes relating to Assets of First B and First X (as defined on Schedule 1.1(xxx), (vii) as to Secondary Obligors, NAF and/or FC Capital, purchase money liens in connection with the acquisition of Assets, (viii) as to Secondary Obligors NAF, and/or FC Capital, only, liens relating to Indebtedness incurred in connection with warehousing assets or the securitization of Assets, and
      (ix) those liens disclosed on Schedule 5.1(g).

            (nnn) "PERSON": any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, Federal, state, county, city, municipal or otherwise, including without limitation any instrumentality, division, agency, body or department thereof).

            (ooo) "PLEDGED ENTITIES": those entities whose shareholders, partners, members or other equity owners have pledged an equity interest in such entity to secure the Secured Obligations.

            (ppp) "PLEDGED NOTES": those certain promissory notes made by certain Primary Obligors payable to the order of Borrower, or made by certain Secondary Obligors payable to the order of a Primary Obligor, which have been pledged to Bank pursuant to a Note Pledge Agreement.

            (qqq) "PLEDGED PROPERTY": any and all other property (real, personal or intangible) pledged by Borrower or any other Loan Party to secure payment and performance of the Secured Obligations, including but not limited to: (i) any and all Collateral, as defined in the Security Agreement; (ii) any and all interests pledged pursuant to the Note Pledge Agreements; and (iii) any and all interests pledged pursuant to the Stock Pledge Agreements.

            (rrr) "PRIMARY OBLIGORS": collectively, (i) FC Capital, (ii) FC Commercial, (iii) FC Consumer Lending, (iv) FC Mortgage, (v) FC Servicing, and (vi) NAF.

            (sss) "PRIME INTEREST RATE": an interest rate equal to the higher of: (i) the Federal Funds Effective Rate plus one-half of one percent (.5%), or (ii) the Prime Rate.

            (ttt) "PRIME RATE": the prime rate of interest quoted from time to time by the Bank of Scotland as its base rate on corporate loans at large U.S. money center commercial banks on such day; provided that in the event the Bank of Scotland ceases quoting a prime rate, Prime Rate shall mean the per annum rate of interest quoted as the Bank Prime Loan Rate for the most recent weekday for which such rate is quoted in Statistical Release
      H.15 (519) published from time to time by the Board of Governors of the Federal Reserve System; provided further that in the event that both of the aforesaid indices cease to be published or to quote rates of the aforesaid types, the Prime Rate shall be determined from a comparable index chosen by Bank in good faith. The Prime Rate shall change effective on the date of the publication of any change in the applicable index by which the Prime Rate is determined.

            (uuu) "PRIME RATE ADVANCE": all or any portion of the Loan which is not a Eurodollar Advance.

            (vvv) "RECORDS": all books, records, computer records, computer software, ledger cards, programs and other computer materials, customer and supplier lists, invoices, orders and other property and general intangibles at any time evidencing or relating to the Assets.

            (www) "REDUCTION EVENT": the meaning set forth in Section 2.2(a).

            (xxx) "SEC": the Securities and Exchange Commission.

            (yyy) "SECONDARY OBLIGORS": those entities identified on Schedule 1.1(xxx).

            (zzz) "SECURED OBLIGATIONS": all of Borrower's Liabilities, Borrower's Obligations and all other obligations and liabilities of any other Loan Party to Bank under the terms of this Agreement, the Security Agreement, the Guaranties, the Note Pledge Agreements, the Stock Pledge Agreements and the other Loan Documents, and all extensions and renewals or refinancing thereof, whether such obligation or liability is direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, whether heretofore arising, now existing or hereafter arising, however evidenced, created, incurred, acquired or owing and whether now contemplated or hereafter arising. Without limitation of the foregoing, such liability and obligations include the principal amount of Loans, interest, fees, indemnities or expenses under this Agreement or any other Loan Document, and all extensions, renewals and refinancing thereof, whether or not such Loans were made in compliance with the terms and conditions of this Agreement or in excess of the obligation of the Bank to lend. Secured Obligations shall remain Secured Obligations, notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Secured Obligations or any interest therein.

            (aaaa) "SECURITIES": shall have the meaning ascribed to that term in the Securities Act of 1934.

            (bbbb) "SECURITIES LAWS": all applicable Federal and state securities laws and regulations promulgated pursuant thereto.

            (cccc) "SECURITY AGREEMENTS": those certain security agreements by and between Bank and Borrower, dated even date herewith, or by and between certain Primary Obligors and Bank, each dated even date herewith, as said agreements may be amended, modified, supplemented, extended, renewed or replaced.

            (dddd) "STOCK": all shares, interests, participations or other equivalents (however designated) of or in a corporation, whether voting or non-voting, including, but not limited to, common stock, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

            (eeee) "STOCK PLEDGE AGREEMENT": any one or more of those certain stock pledge agreements, partnership pledge agreements and/or membership interest pledge agreements entered into concurrently hereby by Borrower and other Loan Parties, pursuant to which such Loan Party has pledged to Bank Stock or other equity interests in the Pledged Entities.

            (ffff) "SUBSIDIARY": any Person at least a majority of whose issued and outstanding Stock or other ownership interests now or at any time hereafter is owned by Borrower, any Primary Obligor or Secondary Obligor, as applicable.

            (gggg) "TANGIBLE NET WORTH": as determined at any time, the total of shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock and subordinated indebtedness approved in writing by Bank) of a Person, less the sum of the total amount of any intangible assets, which, for purposes of this definition, shall include, without limitation, general intangibles and, if applicable, all accounts receivable from any Affiliate of such Person or any shareholders or officers of any Affiliate of such Person, all prepaid expenses, any unamortized debt, discount and expense, unamortized deferred charges and good will, all as determined in accordance with GAAP.

            (hhhh) "UNMATURED DEFAULT": any event or condition which, with the passage of time or the giving of notice or both, would constitute an Event of Default hereunder.

      1.2 GAAP. Except as otherwise defined in this Agreement or the other Loan Documents, all accounting terms used herein shall have the meaning ascribed to that term in accordance with GAAP.

      1.3 Borrower. Whenever the context so requires, the use of "IT" in reference to Borrower shall mean Borrower as defined above.

      1.4 Rules of Construction. In this Agreement, unless a clear contrary intention appears:

            (a) the singular number includes the plural number and vice versa; reference to any gender includes each other gender;

            (b) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

            (c) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; provided that nothing in this clause is intended to authorize any assignment not otherwise permitted by this Agreement;

            (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any note includes any note issued pursuant to any Loan Document in extension or renewal thereof and in substitution or replacement therefor;

            (e) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto:

            (f) the words "INCLUDING" (and with correlative meaning "INCLUDE") means including, without limiting the generality of any description preceding such term:

            (g) with respect to the determination of any period of time, the word "from" means "from and including" and the word "to" means "to but excluding;" and

            (h) reference to any law means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

            (i) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.


2.          LOANS - GENERAL TERMS

      2.1         Revolving Loan.

            Subject to the terms and conditions hereof, Bank shall make available to Borrower revolving Loans from time to time in an aggregate principal amount not to exceed at any time outstanding $50,000,000. The Loans shall be further evidenced by the Note. The Loans shall be funded and interest shall accrue and be paid thereon in accordance with this Article 2. The entire unpaid principal balance plus accrued but unpaid interest on the Loans is due and payable on the Maturity Date.

      2.2         Maximum Principal Amount.

            (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document but subject to the limitations set forth in Section 2.2(d), the principal portion of Borrower's Liabilities outstanding at any one time during the term hereof shall not exceed:

                  (i) at any time prior to the occurrence of a Reduction Event, the lesser of (A) $50,000,000 and (B) the Borrowing Base, or

                  (ii) at any time after the occurrence of a Reduction Event, the lesser of (A) ($40,000,000), and (B) the Borrowing Base.

The foregoing is collectively referred to herein as the "MAXIMUM PRINCIPAL AMOUNT." As used herein, a "REDUCTION EVENT" shall mean:

                  (y) after the filing of an S-3 in accordance with Section 6.3(f): (i) the sale of Securities pursuant to such filing, (ii) the voluntary withdrawal of such filing, or
                        (iii) the
                        rejection or prohibition by the SEC of such filing, for any reason whatsoever; or

                  (z) ninety (90) days after the date hereof.

Notwithstanding anything to the contrary contained herein, it is the intent and agreement of the parties that in the event Bank establishes a co-lending relationship with one or more other lenders and the total amount of the loan to Borrower pursuant to the terms of this Agreement, as amended, is increased, that Bank's lending commitment to Borrower under such amended facility shall be reduced to $40,000,000, whether or not a Reduction Event shall then have occurred.

            (b) Subject to the limitations set forth in Section 2.2(d), the borrowing base ("BORROWING BASE") applicable to the Loans shall be equal, on any day during the term of this Agreement, to an amount up to 65% of the Book Value of all Eligible Notes. As used herein, "BOOK VALUE" shall mean an amount equal to: (i) the unpaid principal balance of any Eligible Note, exclusive of any interest, fees, charges, penalties or other amounts due or payable thereunder, minus (ii) an amount equal to the negative Tangible Net Worth of any obligor on any Eligible Note.

            (c) As used herein, "ELIGIBLE NOTE" shall mean any one or more negotiable promissory notes made by a Primary Obligor payable to the order of Borrower, in form and substance acceptable to Bank, in its sole and exclusive discretion, which note: (i) has been pledged to Bank pursuant to the Note Pledge Agreement by and between Borrower and Bank; (ii) has been delivered to Bank by Borrower; (iii) has been endorsed by Borrower payable to the order of Bank; (iv) for which Borrower has delivered to Bank an Agreement and Estoppel Certificate from the maker thereof, all in form and substance acceptable to Bank in its sole and exclusive discretion; and (v) the representations and warranties with respect to which made in the applicable Note Pledge Agreement are true and correct in all material respects. A true, accurate and complete schedule of all Eligible Notes is attached hereto as Schedule 2.2(c); provided however, Borrower shall have the right to amend Schedule 2.2(c) if and when Borrower delivers to Lender an Agreement and Estoppel Certificate from FC Capital relating to that certain Subordinated Promissory Note dated as of January 1, 1998, in the principal amount of $50,000,000 made by FC Capital payable to the order of Borrower. Upon delivery and acceptance of such Agreement and Estoppel Certificate from FC Capital and amendment of Schedule 2.2(c), such note shall be an Eligible Note under the terms of this Agreement. Borrower shall not enter into, amend, modify, supplement, restate or replace any Eligible Note, without in each instance, Bank's prior written consent.

            (d) In addition to the limitations on Maximum Principal Amount, Book Value and Eligible Notes set forth in other provisions hereof, the

Borrowing Base, Eligible Notes and the Maximum Principal Amount shall be limited as follows

                  (i) For the purpose of determining the Borrowing Base, at any one time, the maximum Book Value for any one Eligible Note shall be $30,769,231, resulting in the maximum amount of Loans available to be made with respect to such portion of the Borrowing Base being $20,000,000.

                  (ii) For the purpose of determining the Borrowing Base, at any one time, the maximum aggregate Book Value of Eligible Notes made by NAF and FC Consumer Lending shall be $30,769,231, resulting in the maximum amount of Loans available to be made with respect to such portion of the Borrowing Base being $20,000,000.

                  (iii) Upon Borrower's delivery to Bank of a Borrowing Base
                        Report, Bank shall determine, in its sole and absolute discretion and in the exercise of good faith, which individual notes listed thereon are Eligible Notes.

            (e) In the event that the outstanding principal balance of the Loan exceeds the Maximum Principal Amount at any time, Borrower shall pay the amount of such excess to Bank, without notice or demand, and any amount not so paid shall bear interest at the Default Rate until paid. Borrower's obligation to pay principal pursuant to this Section 2.2(e) shall include (but not be limited to) an obligation to pay principal in an amount required to reduce the outstanding principal balance to an amount equal to or less than $40,000,000 at all times after the occurrence of a Reduction Event. This is an absolute obligation to pay to Bank the amount of the unpaid principal balance of the Loan in excess of said Maximum Principal Amount, regardless of the cause of such excess.

      2.3         Maturity Date; Termination of Loans.

            Bank's obligation to make any Advance to Borrower pursuant to the provisions hereof shall be in effect until the Maturity Date, unless sooner terminated by Bank upon the occurrence of an Event of Default, an Unmatured Default, or pursuant to the terms hereof.

      2.4         Authorized Disbursement of Proceeds.

            Borrower hereby authorizes and directs Bank to disburse, for and on behalf of Borrower and for Borrower's account, the proceeds of any Loan to such Person as Borrower or any Designated Person shall direct. In addition to Advances of Loan proceeds made pursuant to a Borrowing Request made by Borrower from time to time, Borrower hereby irrevocably authorizes Bank to disburse proceeds of the Loan to pay: (a) interest which is accrued but unpaid and which is due and payable pursuant to the terms hereof and of the Note until the Loan is paid in full; and (b) for any and all Costs. The execution of this Agreement by Borrower shall, and hereby does, constitute an irrevocable direction and authorization to Bank so to disburse such funds described in this Section and to treat such Advances as money loaned pursuant to this Agreement and as indebtedness evidenced by the Note. No further direction or authorization from Borrower shall be necessary for Bank to make such Advances, and all such Advances shall satisfy, to the extent so disbursed, the obligations of Borrower hereunder and shall be evidenced by the Note. Notwithstanding anything to the contrary contained herein, Bank is under no duty or obligation to make such Advances and failure to make such Advances shall not be deemed to be a default by Bank or impair any of Bank's rights or remedies hereunder.

      2.5         Borrowing Procedure.

            (a) In order to request an Advance, Borrower shall hand deliver or telecopy to Bank a duly completed Borrowing Request not later than 11:00 a.m. New York time: (i) at least three (3) Business Days before a proposed Eurodollar Advance and (ii) at least one (1) Business Day before a proposed Prime Rate Advance. Each Borrowing Request shall be irrevocable and shall specify: (w) the number and location of the account to which funds are to be disbursed; (x) the date such Advance is to be made (which shall be a Business Day); (y) the amount of such Advance; and (z) if applicable, the information required to elect that such Advance be a Eurodollar Advance, in compliance with the provisions of Sections 2.10 and 2.11. Each Borrowing Request shall be accompanied by a Borrowing Base Certificate, dated as of the date of such Borrowing Request.

            (b) If Borrower in respect of an outstanding Eurodollar Advance shall not have delivered a Borrowing Request in accordance with Section 2.5(a) at least three (3) Business Days prior to the end of the Interest Period then in effect for such Eurodollar Advance and requesting that such Eurodollar Advance be refinanced, then Borrower shall (unless Borrower has notified the Bank not fewer than three (3) Business Days prior to the end of such Interest Period, that such Eurodollar Advance is to be repaid at the end of such Interest Period) be deemed to have delivered a Borrowing Request requesting that such Advance be refinanced with a new Advance of equivalent amount, and such new Advance shall bear interest at the Prime Interest Rate.

      2.6         Interest Rate.

            The principal on the Note shall bear interest at the Prime Interest Rate or, to the extent Borrower has fully and timely complied with the provisions of Sections 2.10 and 2.11, at the Eurodollar Rate. Unless Borrower has designated any Advance as a Eurodollar Advance in strict accordance with the terms hereof, Borrower's Liabilities shall bear interest at the Prime Interest Rate. Interest on all Prime Rate Advances shall be computed on a 365-day year for the actual number of days elapsed. Interest on all Eurodollar Advances shall be computed on a 360 day year for the actual number of days elapsed. After the occurrence of an Event of Default and during the continuation thereof, all Loans shall bear interest at the Default Rate. The unpaid principal balance of each Advance shall bear interest at the Interest Rate applicable thereto, determined by

Bank in accordance with the provisions hereof, which determination shall be binding upon Borrower, absent manifest error.

      2.7         Change of Laws.

            If Bank shall determine at any time after the date hereof that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Bank's capital as a consequence of its obligations hereunder to a level below that which Bank could have achieved but for such adoption, change or compliance (taking into consideration Bank's policies with respect to capital adequacy) by an amount deemed by Bank to be material, then Borrower shall pay to Bank upon demand such amount or amounts, in addition to the amounts payable under any other provision of this Agreement or the Other Agreements, as will compensate Bank for such reduction. Determinations by Bank for purposes of this Section of the additional amount or amounts required to compensate Bank with respect to the foregoing shall be conclusive in the absence of manifest error. In determining such amount or amounts, Bank may use any reasonable averaging or attribution methods. Notwithstanding the foregoing, no amounts shall be payable by Borrower to Bank under the terms of this Section 2.7 if the Secured Obligations are paid in full on or before ten
(10) days after the date on which Bank shall have notified Borrower that amounts will be due under this Section 2.7. In the event of a prepayment pursuant to this Section 2.7, any LIBOR Breakage Fee otherwise payable pursuant to the terms of this Article 2 shall be waived by Bank and shall not be due or payable.

      2.8         Regulatory Changes.


            Notwithstanding any other provision herein contained to the contrary, in the event that any regulatory change shall, in the reasonable determination of Bank, make it unlawful for Bank to make or to maintain any Eurodollar Advance or impose additional restrictions on Eurodollar Advances by Bank, then, the obligation of Bank to make or maintain any such Eurodollar Advance shall be terminated and all outstanding Eurodollar Advances shall automatically be converted to Prime Rate Advances. Bank shall, as promptly as practicable following any such determination, give Borrower a notice thereof that sets forth the basis for any such determination. After such determination and while such determination is in effect, Bank shall not be required to make further Eurodollar Advances.

      2.9         Advances Prior to LIBOR Rate Determination.

            Anything herein to the contrary notwithstanding, after notice but prior to making any requested Eurodollar Advance if, for any reason whatsoever, LIBOR Rates are not then being quoted for the requested Interest Period and in an amount approximating the amount of such Eurodollar Advance, Bank shall give Borrower prompt notice thereof and such Eurodollar Advance (if not yet made) shall be a Prime Rate Advance and no conversions into Eurodollar Advances shall be permitted and no new Eurodollar Advances shall be made so long as such condition exists.

      2.10        Eurodollar Advances and Conversion.

            Provided no Event of Default or Unmatured Default has occurred and is continuing, Borrower shall have the option, subject to the other provisions of this Agreement, to: (i) request that any Advance or any portion of an Advance in a minimum amount of $250,000 and in multiples of $100,000, shall be deemed to be a Eurodollar Advance by giving telephonic notice to Bank at least three Business Days prior to the day any Eurodollar Advance is to be made hereunder specifying the applicable Interest Period; provided that Borrower gives Bank written confirmation by facsimile of its telephonic notice on the same Business Day as such telephone notice is given with respect to such Eurodollar Advance, and (ii) convert on any Business Day, all or any portion of the outstanding principal amount of any Advance or any portion of an Advance, in a minimum amount of $250,000 and in multiples of $100,000, from one type of interest rate advance to another type of interest rate advance by giving at least three (3) Business Days prior telephonic notice to Bank thereof; provided that Borrower gives Bank written confirmation of its telephonic notice by facsimile on the same Business Day that such telephonic notice is given with respect to such conversion hereunder. Notwithstanding the foregoing: (y) no Eurodollar Advance may be converted into a Prime Rate Advance pursuant to this Section 2.10, except effective on the last day of the Interest Period applicable thereto, and (z) Borrower shall have no more than five (5) Eurodollar Advances with different interest periods at any one time.

      2.11        Interest Period Election.

            Borrower may, by prior telephonic notice to Bank, elect the Interest Period(s) to be applicable to all or any portion of any Eurodollar Advance upon the expiration of the Interest Period then applicable to such Eurodollar Advance; provided that such notice is given to Bank at least three (3) Business Days prior to the expiration of the then Interest Period and that Borrower gives written confirmation by facsimile of its telephonic notice on the same Business Day that such telephonic notice is given. In the event Borrower does not make such an election with respect to all or any portion of a Eurodollar Advance for which the Interest Period is expiring, then, upon the expiration of such Interest Period, the portion of such Eurodollar Advance for which no such election has been made shall automatically convert to a Prime Rate Advance.

      2.12        Fees.

            (a) Facility Fee. A facility fee of $475,000 shall be payable by Borrower concurrently herewith.

            (b) Unused Commitment. Borrower shall pay an unused commitment fee in an amount equal to .125% (on an annual basis, based on a 365-day year) of:
(i) at all times prior to a Reduction Event, the difference between $50,000,000 and the daily outstanding principal balance of the Loan, and (ii) at all times after a Reduction Event, the difference between $40,000,000 and the daily outstanding principal balance of the Loan. Such fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter.

            (c) LIBOR Breakage Fee. In the event of any prepayment of an Advance prior to the end of the then applicable Interest Period (by acceleration or otherwise) or in the event any Advance is not made after delivery of a Borrowing Request in accordance with the terms hereof, for any reason whatsoever, Borrower shall pay to Bank an amount equal to the LIBOR Breakage Fee.

            (d) Interest on Fees. Any fee payable under Sections 2.12(b) and (c) not paid when due shall bear interest at the Default Rate.

      2.13        Usury.

            The provisions of this Section shall govern and control over any irreconcilably inconsistent provision contained in this Agreement or in any other document evidencing or securing the Loan. Bank shall never be entitled to receive, collect, or apply as interest hereon (for purposes of this Section, the word "INTEREST" shall be deemed to include any sums treated as interest under applicable law governing matters of usury and unlawful interest), any amount in excess of the Highest Lawful Rate (hereinafter defined) and, in the event Bank ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and shall be treated hereunder as such; and, if the principal of this Agreement is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Borrower and Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest,
(ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of this Agreement, provided, that if this Agreement is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the Highest Lawful Rate, Bank shall refund to Borrower the amount of such excess and, in such event, Bank shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Highest Lawful Rate. "HIGHEST LAWFUL RATE" shall mean the maximum rate of interest which Bank is allowed to contract for, charge, take, reserve or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges hereunder.

3.          PAYMENT TERMS

      3.1         Loan Account; Method of Making Payments.

            Bank shall maintain a Loan Account on its books in which shall be recorded: (i) all Loans made by Bank to Borrower pursuant to this Agreement;
(ii) all payments made by Borrower on all Loans; and (iii) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest. All entries in the Loan Account shall be made in accordance with Bank's customary accounting practices, in effect from time to time. The failure of Bank to record any of the foregoing shall not in any way limit Borrower's obligations under this Agreement.

      3.2         Interest Payments.

            (a) Accrued interest on all Prime Rate Advances shall be payable monthly, in arrears, on the last Business Day of each month during the term hereof, without notice or demand.

            (B) Accrued interest on any Eurodollar Advance shall not be due and payable monthly, but, instead, shall be payable in arrears on the last day, of the Interest Period applicable thereto; provided that, in the event Borrower elects a six month interest period, Borrower shall pay accrued interest on the three month anniversary of the Interest Period and at the end of such Interest Period.

      3.3         Principal Payments.

            Borrower shall pay mandatory principal payments at the following times and in the following amounts:

            (a) The unpaid principal balance, plus all accrued but unpaid interest shall be due and payable in full on the Maturity Date, without notice or demand.

            (b) In the event of a principal payment on any Pledged Note in an amount in excess, in the aggregate of $500,000, Borrower and the applicable Loan Party shall give immediate notice thereof to Bank and Borrower shall pay to Bank principal in an amount equal to the amount of such principal payment on said Pledged Note; provided that the parties hereby acknowledge that such principal payment shall not reduce the Maximum Principal Amount hereunder, except to the extent that payment of the Pledged Note has reduced the amount of the Borrowing Base.

            (c) Upon the occurrence of a Reduction Event, Borrower will pay principal in an amount necessary to reduce the outstanding principal balance to an amount less than the Maximum Principal Amount set forth in Section 2.2(a)(ii).

            (d) Subject to the provisions of Section 3.3(c), in the event that Borrower issues Securities in accordance with the provisions of Section 6.3(f), Borrower shall give immediate notice thereof to Bank and Borrower shall pay to Bank principal in an amount equal to the net proceeds of such issuance; provided that the parties hereby acknowledge that such principal payment shall not reduce the Maximum Principal Amount hereunder.

      3.4         Place of Payment.

            All payments to Bank hereunder and under the Other Agreements shall be payable in immediately available funds on or before noon New York time at the place designated on Exhibit A, or such place or places as Bank may designate in writing to Borrower. All of such payments to Persons other than Bank shall be payable at such place or places as Bank may designate in writing to Borrower. Borrower's Liabilities and the other Secured Obligations will be payable as set forth in the Note, this Agreement, and the Other Agreements.

      3.5         Payment on Maturity and Prepayment.


            On the Maturity Date, whether by acceleration or otherwise, Borrower shall pay to Bank, in full, in cash or other immediately available funds, the outstanding amount of the Loan. Each Prime Rate Advance may be repaid at any time, without premium or penalty by Borrower giving telephonic notice to Bank of such prepayment no later than 10:00 a.m. New York time on the date of such prepayment, confirmed in writing by facsimile of its telephonic notice on the same day. Each Eurodollar Advance may be prepaid on the last day of the Interest Period applicable thereto, but only by Borrower giving telephonic notice to Bank of such prepayment at least three Business Days prior to the day of such prepayment, such notice confirmed in writing by facsimile on the day of the telephonic notice. Prepayment of any Eurodollar Advance during an Interest Period is expressly prohibited. In the event of an attempted prepayment of any Eurodollar Advance during any Interest Period, Bank, at Borrower's option, shall either: (i) hold such funds in a non-interest bearing cash collateral account to secure Borrower's Obligations and to apply such funds to Borrower's Obligations on the last day of the Interest Period, or (ii) apply such funds to Borrower's Obligations, in which event Borrower shall pay to Bank a LIBOR Breakage Fee immediately upon demand therefor, and any amount not so paid shall bear interest at the Default Rate.

      3.6         Advances to Constitute One Loan.

            All Advances, loans and any other financial accommodations provided pursuant to the terms hereof by Bank to Borrower shall constitute one loan and all indebtedness and obligations of Borrower to Bank under this Agreement, the Other Agreements or otherwise shall constitute one general obligation.

      3.7         Application of Payments and Collections.

            (a) Application of Payments. Bank shall have the right unilaterally (and without notice to or the consent of any Person) to allocate any and all payments which may be received by or tendered to Bank made by Borrower or any other Person at any time or from time to time and which relate in any way to the Loan or any other of Borrower's Obligations then due and payable in any order of priority as Bank in its reasonable discretion shall elect, as follows: (i) to the payment of any Costs; (ii) to accrued but unpaid interest, penalties and late payment fees; and (iii) to principal; provided that Bank shall not allocate payments in a manner which would create a LIBOR Breakage Fee or other fee or penalty payable by Borrower which would not otherwise be imposed. Borrower (y) irrevocably waives the right to direct the application of payments and collections received by Bank from or on behalf of Borrower, and (z) agrees that Bank shall have the continuing exclusive right to apply and reapply any and all such payments and collections against the Loan or any other Borrower's Liabilities or the Secured Obligations then due and payable in such manner as Bank may deem appropriate, notwithstanding any entry by Bank upon any of its books and records.

            (b) Reapplication of Payments. To the extent that Bank receives any payment on account of the Secured Obligations, and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Bank and applied on account of the Secured Obligations.

      3.8         Monthly Statements.

            All Advances to Borrower and all other debits and credits provided for in this Agreement shall be evidenced by entries made by Bank in its internal data control systems showing the date, amount and reason for each such debit or credit. Until such time as Bank shall have rendered to Borrower written statements of account as provided herein, the balance in the Loan Account, as set forth on Bank's most recent statement, shall be rebuttably presumptive evidence of the amounts due and owing to Bank by Borrower. At Bank's option, Bank shall render a monthly statement to Borrower setting forth the balance of the Loan Account, including principal, interest, costs, penalties, charges and other fees. Each such statement shall be subject to subsequent adjustment by Bank and Bank's right to reapply payments in accordance with Section 3.7(b), but shall, as to statements of principal and interest then due or having been paid, absent manifest errors or omissions, be presumed correct and binding upon Borrower and shall constitute an account stated unless, within thirty (30) days after receipt of any statement from Bank, Borrower shall deliver to Bank written objection thereto, specifying the error or errors, if any, contained in such statement.

4.          ANCILLARY AGREEMENTS

      4.1         Guaranties.

            Concurrently herewith, Borrower shall cause each Guarantor to execute and deliver to Bank a guaranty of payment and performance of all of the Secured Obligations; provided that the liability of each Guarantor shall be limited to the unpaid balance of the Eligible Note made by it payable to the order of Borrower plus enforcement costs.

      4.2         Note Pledge Agreements.

            Concurrently herewith Borrower shall execute and deliver to Bank a Note Pledge Agreement, pursuant to which Borrower shall pledge to Bank each and every promissory note made by an Affiliate payable to the order of Borrower, whether now existing or hereafter arising and whether or not an Eligible Note. Concurrently herewith Borrower shall cause each Primary Obligor to execute and deliver to Bank a Note Pledge Agreement, pursuant to which each Primary Obligor shall pledge to Bank each and every promissory note made by any Affiliate payable to the order of a Primary Obligor, whether now existing or hereafter arising. Notwithstanding the foregoing, Borrower shall not be required to pledge or to require any other Person to pledge: (i) promissory notes made by Borrower or any Primary Obligor payable to the order to an Affiliate which is a general partner of a limited partnership which note had been made to satisfy the capital adequacy requirements imposed upon the general partner of a limited partnership under the Code, or (ii) those notes identified on Schedule
4.2 (those notes referred to in subsection (i), and (ii) above are collectively referred to as "EXCLUDED NOTES").

      4.3         Stock Pledge Agreements.

            Except as set forth on Schedule 4.3, Borrower shall execute and deliver to Bank a Stock Pledge Agreement, pursuant to which Borrower shall pledge to Bank all of the Stock, shares, membership interests, partnership interest, venture interest and all other equity interests, in any form whatsoever, of each and every Person in which Borrower owns an equity interest, whether now existing or hereafter arising. Except as set forth on Schedule 4.3, Borrower shall cause each Primary Obligor, each Secondary Obligor and each other Affiliate, as Bank shall reasonably request to execute and deliver to Bank a Stock Pledge Agreement, pursuant to which each such Person shall pledge to Bank all of the Stock, shares, membership interests, partnership interest, venture interest and all other equity interests, in any form whatsoever, of each and every Person in which such Person owns an equity interest, whether now existing or hereafter arising. Those Entities identified on Schedule 4.3 (as may be amended from time to time with the prior written consent of Bank in accordance with Section 5.1(e)(iv)) shall be referred to herein as "EXCLUDED ENTITIES" and neither Borrower nor any Affiliate of Borrower shall be obligated to pledge its Stock, partnership interests, membership interests or other equity interest in such Entity.

      4.4         Security Agreements.

            Concurrently herewith Borrower and each Guarantor shall deliver to Bank a security agreement pursuant to which it will grant a security interest in all of its Assets to secure the Secured Obligations.

5.          GENERAL WARRANTIES, REPRESENTATIONS AND COVENANTS

      5.1         General Representations and Warranties.

            Except as disclosed in writing to Bank concurrently herewith, Borrower warrants and represents to and covenants with Bank that:

            (a)         Organization.

                  (i) Borrower is and at all times hereafter shall be a corporation, duly organized and existing and in good standing under the laws of the State of Delaware and qualified or licensed to do business and in good standing in all states in which the laws thereof require Borrower to be so qualified and/or licensed and in which the failure to so qualify could have a material adverse effect on the business or assets of Borrower or its ability to perform its obligations under the Loan Documents, including without limitation the State of Texas.

                  (ii) Each Primary Obligor and each Secondary Obligor is and at all times hereafter shall be a corporation or a limited partnership, duly organized and existing and in good standing under the laws of the state of its organization and qualified or licensed to do business and in good standing in all states in which the laws thereof require each Primary Obligor and each Secondary Obligor to be so qualified and/or licensed and in which the failure to so qualify could have a material adverse effect on the business, operation, Assets or condition (financial or otherwise) of such Primary Obligor or Secondary Obligor or its ability to perform its obligations under the Loan Documents or any Eligible Note, to which it is a party.

            (b)         Entity Power.

                  (i) Borrower has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the Other Agreements, to which it is a party.

                  (ii) Each Primary Obligor and each Secondary Obligor has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform those Loan Documents to which it is a party.

            (c)         Violation of Organizational Documents.

                  (i) The execution, delivery and/or performance by Borrower of this Agreement and the Other Agreements to which it is a party, shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision contained in the Organic Documents of Borrower, or contained in any agreement, instrument or document to which Borrower, is now or hereafter a party or by which it or any of its assets is or may become bound.

                  (ii) The execution, delivery and/or performance by each Primary Obligor and each Secondary Obligor of the Other Agreements to which it is a party, shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision contained in the Organic Documents of such Primary Obligor or such Secondary Obligor, or contained in any agreement, instrument or document to which such Primary Obligor or such Secondary Obligor is now or hereafter a party or by which it or any of its Assets is or may become bound.

            (d)         Enforceability.

                  (i) This Agreement and the Other Agreements to which Borrower is a party, are and will be the legal, valid and binding agreements of Borrower, enforceable in accordance with their respective terms, except as enforcement thereof may be subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

                  (ii) Those Other Agreements to which each other Loan Party is a party are and will be the legal, valid and binding agreements of such Loan Party, enforceable in accordance with their respective terms, except as enforcement thereof may be subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

            (e)         Ownership

                  (i) Schedule 5.1(e) sets forth all classes of stock of Borrower, the shareholders thereof (other than members of the general public), addresses of each shareholder, number of shares owned and how the shares are held;

                  (ii) Schedule 5.1 (e) (as may be amended from time to time) sets forth all classes of stock and/or partnership interests of each Primary Obligor and each Secondary Obligor, the shareholders and/or portions thereof, and the addresses, number of shares and/or partnership interests owned and how the shares are held.

                  (iii) Schedule 5.1(e) (as may be amended from time to time)
                        sets forth all options, warrants and other rights to acquire Stock or other equity interests of Borrower, any Primary Obligor, any Secondary Obligor, and any other Pledged Entity, the nature of such option, warrant or right and the conditions for the exercise thereof, with the exception of those warrants to purchase 500,000 shares of the common stock of Borrower which are subject to the Warrant Agreement dated as of July 3, 1995 by and between Borrower and American Stock Transfer & Trust Company, as warrant agent. Bank hereby expressly consents to the transfer, issuance or conveyance of Stock and/or other Equity Interests of any Person in accordance with such options, warrants and rights.

                  (iv) Borrower shall deliver to Bank notice within (10) Business Days after Borrower or any other Loan Party acquires the Stock, Partnership Interest or other equity interest in any Entity after the date hereof. Unless Bank elects not to require Borrower or such other Loan Party to pledge its equity interest in such Entity, Borrower and/or the applicable Loan Party: (A) shall grant to Bank a perfected first security interest in its equity interest in such Entity, (B) shall deliver a Stock Pledge Agreement or such other pledge agreement in form and substance acceptable to Bank, (C) shall amend the applicable Schedules of the applicable Stock Pledge Agreement, (D) shall execute and deliver to the Pledged Entity a notice of lien, (E) shall execute any and all financing statements required by Bank to perfect its security interest, (F) shall deliver the original Stock certificates or other evidence of ownership to Bank, together with an assignment separate from certificate therefor, and (G) shall take such other action to effect and perfect such security interest as Bank shall reasonably require. In the event Bank elects not to require a pledge of such equity interests, Borrower shall amend Schedule 4.3.

            (f)         Fictitious Names.

                  (i) Each of the fictitious names, if any, used by Borrower during the five (5) year period preceding the date of this Agreement is set forth on Schedule 5.1(f) attached hereto (as amended from time to time) and none of such fictitious names are registered trademarks or tradenames with the U.S. Patent and Trademark Office, except as set forth in Schedule 5.1(f);

                  (ii) Each of the fictitious names, if any, used by each Primary Obligor and each Secondary Obligor during the five (5) year period preceding the date of this Agreement is set forth on Schedule 5.1(f) attached hereto (as amended --------------- from time to time), and none of such fictitious names are registered trademarks or tradenames with the U.S. Patent and Trademark Office; provided that, variations on the ------------- corporate name of Primary Obligors and Secondary Obligors in states where used solely for qualifying to do business therein shall and have been excluded from such schedule, with Lender's consent and approval.

            (g) Title. Schedule 5.1(g) is a true, accurate and complete list of all Liens, relating to the Pledged Property on the date hereof. At all times following acquisition thereof, Borrower shall have good, indefeasible and merchantable title to and ownership of all of its Assets, free and clear of all liens, claims, security interests and encumbrances, except the Permitted Liens.

            (h) Financial Warranty. Borrower: (i) is now, and at all times hereafter shall be generally paying its debts as they mature, (ii) now owns, and shall at all times hereafter own, property which, at a fair valuation, is greater than the sum of its debt, and (iii) now has, and shall have at all times hereafter, capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage. Primary Obligors and Secondary Obligors (other than SL Funding, as defined on Schedule 1.1(xxx) and NAF): (i) are each now, and at all times hereafter shall be generally paying their respective debts as they mature, and (ii) each now has, and shall have at all times hereafter, capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage.

            (i) Proceedings. There are no actions or proceedings which are pending or threatened against Borrower, any Primary Obligor or any Secondary Obligor which might result in any material and adverse change in its business, operations, Assets, condition (financial or otherwise) or its ability to fully perform its respective obligations and liabilities under the Loan

      Documents to which it is a party.

            (j) Government Contracts. Except as set forth on Schedule 5.1(j), neither Borrower, nor any Primary Obligor or any Secondary Obligor has any government contracts.

            (k) Adequate Licenses. Borrower, each Primary Obligor and Secondary Obligor possesses adequate Assets, licenses, patents, copyrights, trademarks and tradenames to continue to conduct its business as previously conducted by it and as contemplated in the foreseeable future except such licenses, patents, copyrights, trademarks and trade names the failure of which to obtain could not have a material adverse effect on Borrower's or such Primary Obligor's or Secondary Obligor's business, operations, Assets, condition (financial or otherwise) or ability to perform its obligations under those Loan Documents to which it is a party.

            (l)         Government Permits; Consents.

                  (i) Borrower and each Primary Obligor and Secondary Obligor has and is in good standing with respect to all governmental permits, certificates, consents and franchises necessary to continue to conduct its business as previously conducted prior to the date hereof and to own or lease and operate its properties as now owned or leased by it. None of said permits, certificates, consents or franchises contain any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business as the applicable Loan Party.

                  (ii) Except for those consents set forth on Schedule 5.1(l), neither Borrower, nor any other Loan Party requires the approval, consent or waiver by any other Person (including but not limited to shareholders, partners, members, equity owners, holders of Indebtedness Instruments, or any owner of any lien upon the Assets of any one or more of them or their Affiliates) for the consummation of the transactions contemplated herein, including but not limited to the borrowing of the Loan, the pledge of the Pledged Property, and the payment and performance of all Secured Obligations. Borrower and each other Loan Party has received the consents described on Schedule 5.1(l) and has delivered a copy thereof to Bank.

            (m) Charge; Restrictions. Neither Borrower, nor any Primary Obligor nor any Secondary Obligor is a party to (nor are any of its Assets otherwise subject to) any contract or agreement or subject to any Charge (other than ad valorem taxes owed by First X or First B) restriction, judgment, decree or order materially and adversely affecting its business, property, assets, operations or condition, financial or otherwise other than ad valorem taxes not yet due and payable.

            (n) Compliance with Laws. Neither Borrower, nor any Primary Obligor nor any Secondary Obligor is, or will be during the term hereof, in violation of any applicable statute, regulation, order or ordinance of the United States of America, of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, including the Federal Reserve Board, in any respect materially and adversely affecting its business, operations, Assets, or condition (financial or otherwise) or its ability to perform its obligations under those Loan Documents to which it is a party.

            (o) Compliance with Indebtedness Instruments. Borrower is not and at no time during the term hereof shall be in default under any Indebtedness Instrument. No Primary Obligor or any Secondary Obligor is, on the date hereof, in default under any Indebtedness Instrument.

            (p) Financials. The Financials heretofore delivered by Borrower, or any other Loan Party to Bank, fairly and accurately present the assets, liabilities and financial conditions and results of operations of Borrower, and such other Persons described therein as of and for the periods ending on such dates and have been prepared in accordance with generally accepted accounting principles and such principles have been applied on a basis consistently followed in all material respects throughout the periods involved.

            (q) Tax Returns. Borrower and each other member of the Consolidated Group has filed or caused to be filed all tax returns which are required to be filed, and has paid all Charges shown to be due and payable on said returns or on any assessments made against it or any of its property, and all other Charges imposed on it or any of its properties by any governmental authority except for ad valorem taxes.

            (r) No Adverse Change. There has been no material and adverse change in the Assets, liabilities or financial condition of Borrower or any Primary Obligor or Secondary Obligor since the date of the Financials.

            (s) No Indebtedness. Except as disclosed in the most recent Financials heretofore delivered by Borrower to Bank and in Schedule 5.1(s) and Schedule 5.1(t) or otherwise disclosed in writing to Bank, none of Borrower nor any other member of the Consolidated Group has any Indebtedness (except for Indebtedness arising in the ordinary course of its business since the dates reflected in the Financials that is not Indebtedness for borrowed money), has guaranteed or entered into any Guaranty Equivalent (other than as a result of the endorsement of any instrument of items of payment for deposit or collection in the ordinary course of business or as otherwise expressly permitted pursuant to the terms hereof) the obligations of any Person, and there are no actions or proceedings which are pending or, to the best of Borrower's knowledge, threatened against Borrower or any other member of the Consolidated Group which, in any of the foregoing cases, are reasonably likely to result in any material adverse change in its financial condition or materially adversely affect its assets or its ability to fully perform and satisfy its obligations under the Loan Documents.

            (t) Indebtedness. Attached hereto as Schedule 5.1(t) (as amended from time to time) is a true, accurate, and complete schedule of all Indebtedness, other than the Excluded Notes, owing by any one or more of Borrower, any Primary Obligor, any Secondary Obligor or any other Pledged Entity setting forth: (i) the date such indebtedness was incurred; (ii) the original principal amount thereof and the outstanding principal balance thereof as of the date hereof; (iii) the interest rate payable thereon; (iv) whether such indebtedness is evidenced by a note or other writing and whether any security has been granted to secure payment thereof; (v) the payment terms thereof; (vi) the maturity date thereof; and (vii) whether there has been any notice of default , or to Borrower's knowledge, any default thereunder.

            (u) Notes. Attached hereto as Schedule 5.1(u) is a true, accurate and complete schedule of all promissory notes made by any Affiliate payable to the order of Borrower, a Primary Obligor and a Secondary Obligor, other than those notes set forth on Schedule 2.2(c) and the Excluded Notes. If at any time after the date hereof, any Affiliate borrows money or otherwise incurs Indebtedness from Borrower, a Primary Obligor or a Secondary Obligor, Borrower shall immediately (i) give Bank notice thereof, (ii) deliver a copy of such note to Bank, (iii) prepare a
      Schedule 5.1(u)(iii) (other than the excluded Notes) (as amended from time to time) setting forth the maker and holder of such note, the principal amount thereof and the payment terms thereof, and (iv) if requested by Bank, cause the holder of such note to pledge such note to Bank pursuant to a Note Pledge Agreement, in form and substance acceptable to Bank, in its sole and exclusive discretion.

            (v) No Liability on Bank. The execution, delivery and performance by Borrower and each other Loan Party of this Agreement and/or the Other Agreements will not, except to the extent caused by independent actions of Bank, impose on or subject Bank to any liability, whether fixed or contingent, in respect of any Environmental Law relating to the operation of Borrower's business. Bank's exercise of any of the rights or remedies described in this Agreement or in any of the Other Agreements shall not constitute a breach of any provision contained in any agreement, instrument or document concerning the assignment or license of, or the payment of royalties for, any patents, patent rights, tradenames, trademarks, trade secrets, know-how, copyrights or any other form of intellectual property now or at any time or times hereafter protected as such by any applicable law;

            (w) Affiliates. Schedule 5.1(w) attached hereto is a true, accurate and complete schedule of Borrower's Affiliates, together with a description of Borrower's relationship to each such Affiliate.

            (x) Real Property; Environmental Issues. Neither Borrower nor any Primary Obligor nor any Secondary Obligor, other than First X and First B, now owns or at no time in the last five (5) years has owned, any real property. Neither Borrower nor any Primary Obligor nor any Secondary Obligor has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment with respect to any real property.

            (y) Investment Company Act and Public Utility Holding Company Act. Neither Borrower nor any Primary Obligor or any Secondary Obligor nor the entering into of the Loan Documents, nor the issuance of the Note is subject to any of the provisions of the Investment Company Act of 1940, as amended. Neither Borrower, nor any Primary Obligor or any Secondary Obligor is a "holding company" as defined in the Public Utility Holding Company Act of 1935, as amended, or subject to any other federal or state statute or regulation limiting its ability to insure Indebtedness for money borrowed.

            (z) Disclosure. Neither this Agreement nor any Loan Document nor any statement, list, certificate or other document or information, nor any schedules to this Agreement or any other Loan Document, delivered or to be delivered to Bank, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

            (aa)        Qualification.

                  (i) Solely by reason of (and without regard to any other activities of Bank in any state in which Assets are located) the entering into, performance and enforcement of this Agreement, the Note and the other Loan Documents by Bank will not constitute doing business by Bank in any of such states or result in any liability of Bank for taxes or other governmental charges; and qualification by Bank to do business in such jurisdiction is not necessary in connection with, and the failure to so qualify will not affect, the enforcement of, or exercise of any rights or remedies under, any of such documents.

                  (ii) No "business activity," "doing business" or similar report or notice is required to be filed by the Bank in any such jurisdiction in connection with the Loans or the transactions contemplated by this Agreement, and the failure to file any such report or notice will not affect the enforcement of, or the exercise of any rights or remedies under, this Agreement or any of the other Loan Documents.

      5.2         Reaffirmation of Warranties and Representations.

            Each request for an Advance made by Borrower pursuant to this Agreement or the Other Agreements shall constitute (i) an automatic warranty and representation by Borrower to Bank that there does not then exist an Event of Default or an Unmatured Default, and (ii) a reaffirmation as of the date of said Borrowing Request that each and every warranty and representation of Borrower contained in this Article 5 and other sections of this Agreement and in the Other Agreements, including without limitation the representations set forth in the Stock Pledge Agreements and Note Pledge Agreements, is true and correct in all material respects, except where such representation or warranty specifically relates to an earlier date.

      5.3         Survival of Warranties and Representations.

            Borrower covenants, warrants and represents to Bank that all representations and warranties of Borrower contained in this Agreement and the Other Agreements shall be true on the date hereof, and shall survive the execution, delivery and acceptance hereof and thereof by the parties thereto and the closing of the transactions described herein and therein or related hereto or thereto. Unless expressly limited by the terms of this Article 5, each representation and warranty shall be deemed to be remade concurrently with each Advance hereunder.


6.          COVENANTS AND CONTINUING AGREEMENTS.

      6.1         Financial Covenants.

            Borrower and all other members of the Consolidated Group, on a consolidated basis, shall, at all times during the term hereof, measured quarterly.

            (a) maintain a ratio of Indebtedness to Tangible Net Worth equal to or less than 10 to 1;

            (b) maintain a ratio of EBITDA to interest expense equal to 1.25 to 1; and

            (c) maintain Tangible Net Worth equal to or greater than $95,000,000.

All covenants set forth herein shall be measured quarterly, upon receipt of the statements delivered to Bank pursuant to Section 6.2(c)(iii) or the annual consolidated financial statements delivered in accordance with Section 6.2(c)(i), if available.

      6.2         Affirmative Covenants.

            Borrower warrants and represents to and covenants with Bank that Borrower shall, unless Bank otherwise consents thereto in writing, do all of the following during the term hereof:

            (a) Representation and Warranties. Subject to Borrower's right to cure set forth in Section 7.1(e), to the extent any representation or warranty contained herein refers to an event or state of facts which exists on the date hereof and shall exist during the term hereof or at the time of each Advance hereunder, said representation or warranty shall be deemed to be an affirmative covenant by Borrower to take all actions, omit to take such actions or cause such actions to be taken which shall be necessary or desirable to cause such representation or warranty to be true and accurate at all times during the term hereof. To the extent any representation, warranty or covenant herein (including the negative covenants set forth in Section 6.3) relates to any other Person (including but not limited to a Primary Obligor, a Secondary Obligor, any Pledged Entity or any other Loan Party) it shall be deemed to be a covenant of Borrower to cause such Person to comply with or otherwise perform such representation, warranty or covenant, whether or not Borrower has the legal, corporate or other ability to cause such compliance or performance.

            (b) Corporate Existence. Borrower, Primary Obligors and Secondary Obligors shall preserve and maintain their respective corporate existence, rights, privileges and franchises in the jurisdiction of their respective incorporation or organization, and qualify and remain qualified to do business in each other jurisdiction in which such qualification is necessary in view of their respective business or operations, except such jurisdictions where failure to qualify would not have a material adverse effect on Borrower's, Primary Obligor's or Secondary Obligor's (as applicable) business, Assets, operations, condition (financial or otherwise) or ability to perform its respective obligations under the Loan Documents.

            (c) Records; Reports. Borrower covenants with Bank that Borrower shall keep Records and prepare financial statements and shall cause to be furnished to Bank the following (all of the foregoing and following which comprise financial statements are to be kept and prepared in accordance with GAAP applied on a basis consistent with the Financials unless Borrower's certified public accountants concur in any changes therein and such changes are consistent with then applicable GAAP).

                  (i) As soon as available but not later than ninety (90) days after the close of each fiscal year of Borrower, a consolidated and consolidating balance sheet of Borrower and the other members of the Consolidated Group as at the end of such year, the related statement of operations (including income statement) for such year and a reconciliation of capital for such year, all certified on an unqualified basis by a firm of independent certified public accountants selected by Borrower and acceptable to Bank, in Bank's sole and absolute discretion.

                  (ii) Concurrently with the delivery of the financial statements described in Section (i) above for fiscal years ending after December 31, 1997: (A) a certificate of the aforesaid certified public accountants certifying to Bank that based upon their examination of the affairs of Borrower and the other members of the Consolidated Group, performed in connection with the preparation of said financial statements, they are not aware of the occurrence or existence of any condition or event which constitutes an Event of Default or Unmatured Default, or, if they are aware thereof, the nature thereof, and
                        (B) a reliance letter executed by an authorized partner of the aforesaid certified public accountants, in form and substance reasonably acceptable to Bank, and acknowledging that Bank may rely on such financial statements in connection with this Agreement notwithstanding that Bank is not in privity with such certified public accountants in connection with such financial statements.

                  (iii) As soon as available but not later than thirty (30) days after the end of each calendar month hereafter, a consolidated and consolidating balance sheet of Borrower and the other members of the Consolidated Group as at the end of, and the related statement of operations for, the portion of such Person's fiscal year then elapsed, all certified by the chief financial officer of such Person's to be prepared in accordance with generally accepted accounting principles and to present fairly the financial position and results of operations of such Person for such period.

                  (iv) Concurrently with delivery to its shareholders copies of all financial and other information delivered by Borrower to such Persons, including without limitation, its proxy statements and annual reports to stockholders. Concurrently with delivery to the SEC by Borrower, copies of all reports filed by Borrower with the SEC, including without limitation, all reports on Forms 10K, 10Q or 8K promulgated under the Securities Exchange Act of 1934, as amended.

                  (v) Concurrently with delivery of the Financials required pursuant to Sections 6.2(c)(i) and (iii) hereof, a certificate executed by the President, Treasurer or Chief Financial Officer of Borrower that no Event of Default or Unmatured Default has occurred and is continuing (including but not limited to compliance with the covenants set forth in Section 6.1) or if an Event of Default or Unmatured Default has occurred, setting forth the details of such event and the action which Borrower proposes to take with respect thereto.

                  (vi) Concurrently with each Borrowing Request, each payment by an Affiliate with respect to a Pledged Note and any change in the Borrowing Base, but in no event less often than once each month, a Borrowing Base Certificate, prepared by the Treasurer of Borrower, setting forth in form and detail reasonably acceptable to Bank a schedule of the Book Value of the Eligible Notes (including all detail necessary to the calculation thereof) and a calculation of the ratio of Indebtedness to Tangible Net Worth.

                  (vii) Such other data and information (financial and
                        otherwise) as Bank, from time to time, reasonably may request bearing upon or related to Borrower's or any Guarantor's financial condition and/or results of operations.

            (d) Insurance. Borrower, Primary Obligors and Secondary Obligors at their sole cost and expense, shall keep and maintain: (i) policies of insurance against all hazards and risks ordinarily insured against by other owners or users of properties in similar business or as reasonably requested in writing by Bank; and (ii) public liability insurance relating to such Person's ownership and use of its Assets. All such policies of insurance shall be in form, with insurers and in such amounts as may be satisfactory to Bank. Borrower shall deliver to Bank the original (or certified) copy of each policy of insurance, and evidence of payment of all premiums for each such policy. Such policies of insurance (except those of public liability) shall contain an endorsement, in form and substance acceptable to Bank, showing losses payable to Bank. Such endorsement or an independent instrument furnished to Bank, shall provide that all insurance companies will give Bank at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of Borrower or any other Person shall affect the right of Bank to recover under such policy or policies of insurance in case of loss or damage. Borrower hereby directs all insurers under such policies of insurance (except those of public liability) to pay all proceeds payable thereunder directly to Bank. Borrower, irrevocably, appoints Bank (and all officers, employees or agents designated by Bank) as Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. In the event Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Bank, without waiving or releasing any of Borrower's Obligations or any Event of Default or Unmatured Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Bank deems advisable. All sums so disbursed by Bank, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand. The Bank shall also have been named as an additional insured with respect to Borrower's liability insurance.

            (e) Payment of Charges. Other than ad valorem taxes payable by First X or First B, Borrower, each Primary Obligor and each Secondary Obligor shall pay promptly, when due, all Charges and Borrower, each Primary Obligor and each Secondary Obligor shall not permit the Charges to arise or to remain unpaid, and will promptly discharge the same. In the event Borrower, any Primary Obligor or any Secondary Obligor, at any time or times hereafter, shall fail to pay the Charges or to obtain such discharges as required herein, Borrower shall so advise Bank thereof in writing. Bank may, without waiving or releasing any of Borrower's Obligations or any Event of Default or Unmatured Default hereunder, in its sole and absolute discretion, at any time or times thereafter, make such payment, or any part thereof, or obtain such discharge and take any other action with respect thereto which Bank deems advisable. All sums so paid by Bank and any expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand. Notwithstanding the foregoing, Borrower, any Primary Obligor or any Secondary Obligor may permit or suffer the Charges to attach to its Assets and may dispute, without prior payment thereof, the Charges, on the conditions that: (i) Borrower or the applicable Primary Obligor or Secondary Obligor, in good faith, shall be contesting the same in an appropriate proceeding diligently pursued; (ii) enforcement thereof against any assets of Borrower or the applicable Primary Obligor or Secondary Obligor shall be stayed; and (iii) appropriate reserves therefor shall have been established on the Records of Borrower or the applicable Primary Obligor or Secondary Obligor in accordance with GAAP.

            (f) Pay Debts. Borrower and each Primary Obligor and Secondary Obligor shall pay or discharge or otherwise satisfy all Indebtedness at or before maturity or before the same becomes delinquent; provided that neither Borrower, nor any Primary Obligor or any Secondary Obligor shall be required to pay any Indebtedness while the same is being contested by it in good faith and by appropriate proceedings so long as Borrower or the applicable Primary Obligor or Secondary Obligor shall have set aside on its books reserves in accordance with GAAP with respect thereto and title to any property of Borrower or the applicable Primary Obligor or Secondary Obligor is not jeopardized.

            (g) Compliance with Laws. Borrower and each Primary Obligor and Secondary Obligor shall comply with all laws, rules, regulations and governmental orders (federal, state and local), including all Environmental Laws, having applicability to it or to the business or businesses at any time conducted by it, where the failure to so comply would have a material adverse effect, either individually or in the aggregate, on the business, Assets, operations, condition (financial or otherwise) or its ability to perform its obligations under the Loan Documents.

            (h) Perform Obligations. Borrower and each Primary Obligor and Secondary Obligor shall duly and punctually pay and perform each of its obligations under this Agreement and the Other Agreements in accordance with the terms thereof.

            (i) Management. As of the date hereof and at all times during the term hereof either (i) both of James Hawkins and James Sartain, or (ii) either James Hawkins or James Sartain and either of Matthew Landry or Rick
      R. Hagelstein shall be employed full-time with Borrower and shall be responsible for the day to day management of Borrower.

      6.3         Negative Covenants.

            Borrower warrants and represents to and covenants with Bank that neither Borrower, nor any Primary Obligor nor any Secondary Obligor, as the case may be, shall, without Bank's prior written consent, which Bank may or may not give in its sole and absolute discretion, concurrently or hereafter do any of the following:

            (a) Sell or Encumber Assets. Neither Borrower, nor any Primary Obligor nor any Secondary Obligor shall assign, sell or transfer any of its Assets to any Person, other than in the ordinary course of business, nor permit, grant, or suffer a security interest, lien, claim or encumbrance upon any of its Assets, except the Permitted Liens and ad valorem taxes of First X and First B.

                (b) Attachment. Neither Borrower, nor any Primary Obligor nor any Secondary Obligor shall permit or suffer any levy, attachment or restraint to be made affecting any of its Assets;

            (c) Receiver. Neither Borrower, nor any Primary Obligor nor any Secondary Obligor shall permit or suffer any receiver, trustee or assignee for the benefit of creditors, or any other custodian to be appointed to take possession of all or any of its Assets, other than a custodian pursuant to a voluntary custodial agreement entered into to perfect a security interest.

            (d) Amend Organizational Documents; Business Objectives. Neither Borrower, nor any Primary Obligor or any Secondary Obligor shall make any change: (i) in its Organic Documents or capital structure; or (ii) in any of its business objectives, purposes and operations, including by undertaking additional business activities. Neither Borrower, nor any Primary Obligor nor any Secondary Obligor shall engage in any business not of the same general type as those conducted by them on the date hereof.

            (e)         Mergers and Acquisitions.

                  (i) Neither Borrower, nor any Primary Obligor nor any Secondary Obligor shall merge or consolidate with any Person. Borrower, Primary Obligors and Secondary Obligors shall have the right to acquire the stock or Assets of another Person (whether by sale of Assets or sale or exchange of stock, or purchase, lease or otherwise); provided that any and all such acquisitions shall be through one or more Subsidiaries of Borrower, Primary Obligors or Secondary Obligors and such acquisition shall not violate any other representation, warranty or covenant set forth in this Agreement or any other Loan Document.

                  (ii) NAF will not merge, consolidate or acquire the Assets of any Person, shall not commence any new business venture and shall use the proceeds of any sale or other disposition of its Assets to pay the Eligible Note made by it.

            (f)         Stock Transfers.

                  (i) Except as disclosed in Schedule 5.1(e), as amended from time to time with Bank's consent, and except as permitted pursuant to Section 6.3(f)(ii), neither any Primary Obligor, any Secondary Obligor nor any Pledged Entity shall grant any option, warrant or other right to purchase any equity interest in such Person, without in each case the prior written consent of Bank, which consent shall not be unreasonably withheld.

                  (ii) Notwithstanding anything to the contrary contained herein, Borrower shall have the right to register on Form S-3, and publicly offer and sell equity Securities of Borrower under the following terms and conditions:
                        (w) Borrower shall deliver notice to Bank, within twenty-four (24) hours of the filing with the SEC; (x) Borrower shall fully and timely comply with all Securities Laws and with all terms and provisions of the underwriting agreement pursuant to which such Securities are offered for sale; (y) the prospectus and all other selling materials used by Borrower in such offering shall not contain any misstatement of material fact or omit to state any fact which would render the statements contained therein false or misleading., and (z) pay the proceeds of such offering to Bank, in accordance with the terms hereof.

            (g) Adverse Transactions. Neither Borrower, nor any Primary Obligor nor any Secondary Obligor shall enter into any transaction which materially and adversely affects its ability to perform its obligations under the Loan Documents or to pay any other Indebtedness.

            (h) Investments. Neither Borrower, nor any Primary Obligor nor any Secondary Obligor shall make any investment in the Stock or obligations of any Person, except in the ordinary course of its business.

            (i) Dividends; Payment of Fees, etc. At any time during the term hereof, without Bank's prior written consent which may be withheld in Bank's sole and absolute discretion, neither Borrower, nor any Primary Obligor nor any Secondary Obligor shall: (i) make any distributions or pay any dividends or make any distributions of property or assets with respect to its Stock; (ii) pay any director's fees or any salaries to any director or shareholder unless such shareholder or director is directly and actively employed by Borrower or any Primary Obligor or Secondary Obligor; provided that, Borrower may compensate outside directors in an amount not to exceed $2,000 per meeting and may pay the stated dividends on its special preferred stock and its adjusting preferred stock.

            (j) Fee Agreements. Attached hereto as Schedule 6.3(j) (as amended from time to time) is a true, accurate and complete schedule of all Fee Agreements to which Borrower or any Primary Obligor or Secondary Obligor is a party.. Bank hereby expressly consents to the performance by Borrower and said Primary Obligors and Secondary Obligors of said Fee Agreements, as in effect on the date hereof. Within ten (10) Business Day after Borrower, any Primary Obligor or any Secondary Obligor has entered into any new Fee Agreement or shall have modified in any material respect any existing Fee Agreement, Borrower shall give Bank notice thereof and amend
      Schedule 6.3(j), if applicable, and shall, upon request by Bank, deliver a copy of any new or amended Fee Agreement to Bank. Except in the ordinary course of business, Borrower shall not enter into any other transactions with any Affiliate, including, without limitation, agreements for the purchase, sale or exchange of property or the rendering of any services to or by any Affiliate, or enter into, assume or suffer to exist any employment, management, administration, advisory or consulting contract with any Affiliate or, in each of the foregoing cases, with any officer, director or partner of any Affiliate (or a spouse or other relative of any of them).

            (k) Indebtedness. Neither Borrower nor any Primary Obligor, other than NAF and FC Capital, shall contract, create, incur, assume or suffer to exist any Indebtedness; except for (w) the Loans, , (x) Indebtedness existing on the date hereof and reflected on the Financials of Borrower delivered on such date, (y) Indebtedness disclosed on Schedules 5.1(s) and
      (t), and (z) unsecured trade payables, unsecured Indebtedness of Borrower to an Affiliate, and purchase money financing (whether secured or unsecured) to parties (other than to Affiliates), incurred in the ordinary course of business that do not exceed, in the aggregate at any time outstanding, $500,000.

            (l) Loan; Guaranty Debt. Borrower shall not make any loan to any Person, other than loans to Primary Obligors pursuant to the terms of the Eligible Notes. Except as set forth on Schedule 6.3(l), neither Borrower, nor any Primary Obligor or any Secondary Obligor shall enter into any Guaranty Equivalents in the aggregate at any time outstanding exceeding $5,000,000.

            (m) Pay Indebtedness. Except in the ordinary course of business, neither Borrower, nor any Primary Obligor nor any Secondary Obligor shall defease, prepay, repay, purchase, redeem or otherwise acquire any of its Indebtedness for borrowed money.

            (n) Issue Power of Attorney. Except pursuant to this Agreement and the Other Agreements, neither Borrower, nor any Primary Obligor nor any Secondary Obligor shall issue any power of attorney or other contract or agreement giving any Person power or control over the day-to-day operations of Borrower's, any Primary Obligor's or any Secondary Obligor's business, other than in connection with Permitted Liens or Indebtedness expressly permitted pursuant to the terms of this Agreement.

            (o) Amendment of Credit Agreements. Except in the ordinary course of business, neither Borrower, nor any Primary Obligor or any Secondary Obligor, shall amend, modify or extend any note, credit agreement, security agreement or other document, instrument of agreement evidencing or securing Indebtedness of such entity, without in each case Bank's prior written consent; provided that Primary Obligors and Secondary

      Obligors may extend and renew existing credit facilities without Bank's consent.

      6.4         Required Notices.

            (a) Borrower shall notify Bank and amend Schedule 5.1(t) on the same Business Day that: (i) Borrower makes any additional loans or advances to any Primary Obligor or Secondary Obligor, whether or not evidenced by a writing signed by the obligor thereof; and (ii) Borrower received any payment of principal on any Pledged Note identified on Schedule 5.1(t), (such notice may be given by delivery of a Borrowing Base Certificate in accordance with the provisions hereof.

            (b) In addition to those notices required elsewhere in this Agreement and in the Stock Pledge Agreement and the Note Pledge Agreement to which Borrower is a party, Borrower shall notify Bank promptly after obtaining knowledge of:

                  (i) except as otherwise previously disclosed, any event or occurrence which Borrower has determined has caused a material loss or decline in value of Borrower's, any Primary Obligor's, or any Secondary Obligor's Assets due to casualty or any other adverse occurrence and the estimated (or actual, if available) amount of such loss or decline;

                  (ii) the institution of any suit or administrative proceeding which, if determined adversely to Borrower, any Primary Obligor or any Secondary Obligor or any Pledged Entity, is reasonably likely to materially adversely affect the operations, financial condition or business of Borrower or any Primary Obligor or any obligor of a Pledged Note, as applicable;

                  (iii) Borrower, any Primary Obligor or any Secondary Obligor
                        or any Pledged Entity becoming subject to any Charge, restriction, judgment, decree or order which could materially and adversely affect Borrower's or a Primary Obligor's business, operations, Assets, condition (financial or otherwise) or ability to perform its respective obligations under the Loan Documents.

                  (iv) the commencement of any lockout, strike or walkout relating to any labor contract to which Borrower, any Primary Obligor or any Secondary Obligor is a party;

                  (v) except as otherwise previously disclosed, any event or occurrence which Borrower, any Primary Obligor or any

                        Secondary Obligor or any Pledged Entity has determined will have a material adverse affect on the ability of any obligor of a Pledged Note to repay such Pledged Note;

                  (vi) the occurrence of a default by Borrower, any Primary Obligor or any Secondary Obligor or any Pledged Entity under any agreement, document or instrument to which it is a party which could materially and adversely affect its business, operations, Assets, condition (financial or otherwise) or ability to perform its respective obligations under the Loan Documents;

                  (vii) the filing of a petition under any section or chapter of the United States Bankruptcy Code or any similar law or regulation shall be filed by or against Borrower, any Primary Obligor, Secondary Obligor, or any Pledged Entity or any such Person shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by or against any such Person for its dissolution or liquidation;

                  (viii)the making of an application for the appointment of a receiver, trustee or custodian for any of the assets of Borrower, any Primary Obligor, or any Secondary Obligor, other than voluntary custodial relationships entered into to perfect security interests;

                  (ix) as soon as possible and in any event within five (5) days after Borrower shall have obtained knowledge of the occurrence of an Event of Default or Unmatured Default, the written statement of the chief financial officer of Borrower setting forth the details of such event and the action which Borrower proposes to take with respect thereto;

                  (x) the exercise of any holder of any option, warrant or right to purchase any equity interest in Borrower, any Primary Obligor, any Secondary Obligor or any other Pledged Entity, other than the exercise of rights disclosed in Section 5.1(e);

                  (xi) the breach of the covenants set forth in Section 6.2(i); and

                  (xii) the issuance or sale of any Securities permitted
                        pursuant to Section 6.3(f).

      6.5         Payment of Claims.

            Bank, in its sole and absolute discretion, without waiving or releasing any of Borrower's Liabilities or Borrower's Obligations or any Event of Default, may at any time or times hereafter, but shall be under no obligation to, pay, acquire and/or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person against the Assets of Borrower, or any Primary Obligor, or any Secondary Obligor. All sums paid by Bank in respect thereof and all reasonable Costs relating thereto incurred by Bank or for which Bank becomes obligated on account thereof shall be part of Borrower's Liabilities payable by Borrower to Bank on demand and any amount not paid on demand shall bear interest at the Default Rate.

      6.6         Year 2000 Compliance.

            (a) The computer and management information systems of the Borrower, the Primary Obligors and the Secondary Obligors are adequate for the conduct of their business as presently conducted and as proposed to be conducted and there are no material requirements for systems integration, upgrade or replacement, and there are no facilities or software inadequacies that could reasonably be expected to have a material adverse effect on the business of the Borrower, any Primary Obligor, Secondary Obligor.

            (b) The Borrower, the Primary Obligors and the Secondary Obligors will be Year 2000 Compliant on or before March 31, 1999 and at all times thereafter. As used in the preceding sentence, "Year 2000 Compliant" means the ability of the software and other information processing capabilities of such Person to correctly interpret and process all data in whatever form so as to avoid errors that may otherwise occur because of the inability of software or other information processing capabilities to recognize accurately the year 2000 or subsequent dates.

            (c) Any reprogramming required to permit the proper functioning of the computer and management information systems of the Borrower and its Subsidiaries during and following the year 2000 will be completed by March 31, 1999 and the cost of such reprogramming is not expected to have a material adverse effect on the business of the Borrower or its Subsidiaries.

7.          DEFAULT

      7.1         Events of Default.

            The occurrence of any one of the following events shall constitute a default ("EVENT OF DEFAULT") under this Agreement:

            (a) If Borrower fails or neglects to perform, keep or observe any of Borrower's Obligations or if Borrower fails or neglects to cause any Primary Obligor, Secondary Obligor or any other Loan Party (for any reason whatsoever) to keep or observe any covenant with respect to such Entity set forth herein and the same is not cured within thirty (30) days after Bank gives Borrower notice of such default; provided that a breach of any of the provisions, terms, conditions or covenants contained in Sections 6.2(d), 6.3 and 6.4 shall automatically be an Event of Default without any notice or cure period.

            (b) If any representation, warranty or material statement, report or certificate made or delivered by any Loan Party, or any of its directors, officers, authorized employees or agents, to Bank is not true and correct;

            (c) If Borrower fails to pay any of the Secured Obligations, when due and payable or declared due and payable and the same is not cured within five (5) days after Bank gives Borrower notice of such default provided however, that Interest shall accrue at the Default Rate commencing immediately after non-payment;

            (d) If Borrower shall default under the terms of any Indebtedness Instrument, other than the Loan Documents.

            (e) If any single Primary Obligor or Secondary Obligor shall default under the terms of any Indebtedness Instrument and such default is not cured within ninety (90) days after the occurrence thereof; provided that such cure period shall not apply if: (i) a default occurs by such Primary Obligor or Secondary Obligor under the terms of any other Indebtedness Instrument securing or evidencing a different borrowing, or (ii) if any other Primary Obligor or Secondary Obligor defaults under the terms of any Indebtedness Instrument during such ninety (90) day cure period. Notwithstanding the foregoing, if any two or more such Persons are obligated for the same Indebtedness and a default occurs thereunder, it shall be deemed to be a default by a single Person for the purposes of this Section 7.1(e).

            (f) If Borrower fails or neglects to perform, keep or observe any of Borrower's Obligations or to cause any Primary Obligor or Secondary Obligor to keep or observe any representation, warranty or covenant, contained in Section 6.2(e) and the same is not cured within ten (10) days after Bank gives Borrower notice of such default.

            (g) Ten (10) days after a breach of the representation, warranty and covenant set forth in Section 6.2(i), unless waived by Bank in its sole and exclusive discretion, nothing in this Section 7.1(g) being deemed to be a covenant by Bank to waive such default or an implications that Bank will be reasonable in its decision not to waive such default.

            (h) If any of Borrower's Assets or the assets of any Primary Obligor, or Secondary Obligor or any portion thereof are attached, seized, subjected to a writ of distress warrant, or are levied upon, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not terminated or dismissed within sixty (60) days thereafter, other than the Assets of First X or First B arising out of the failure to pay ad valorem taxes;

            (i) If a petition under any section or chapter of the United States Bankruptcy Code or any similar law or regulation shall be filed by Borrower, any Primary Obligor or any Secondary Obligor, or if Borrower, any Primary Obligor or any Secondary Obligor shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by Borrower, any Primary Obligor or any Secondary Obligor for its dissolution or liquidation;

            (j) If Borrower, any Primary Obligor or any Secondary Obligor is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs or if a petition under any section or chapter of the United States Bankruptcy Code or any similar law or regulation is filed against Borrower, any Primary Obligor or any Secondary Obligor or if any case or proceeding is filed against Borrower, any Primary Obligor or any Secondary Obligor for its dissolution or liquidation and such injunction, restraint or petition is not dismissed or stayed within sixty (60) days after the entry or filing thereof;

            (k) If an application is made by Borrower, any Primary Obligor, any Secondary Obligor or any Pledged Entity for the appointment of a receiver, trustee or custodian for any of its assets other than a custodian pursuant to a voluntary custodial agreement entered into to perfect a security interest;

            (l) If an application is made by any Person other than a Loan Party for the appointment of a receiver, trustee, or custodian for any of the Assets of Borrower, any Primary Obligor or any Secondary Obligor or any Pledged Entity and the same is not dismissed within sixty (60) days after the application therefor;

            (m) Except as expressly permitted pursuant to Section 6.2(e), (i) if a notice of any Charge is filed of record with respect to all or any of Borrower's, any Primary Obligor's, or any Secondary Obligor's Assets, or
      (ii) if any Charge becomes a lien or encumbrance upon any of its assets and the same is not released within sixty (60) days after the same becomes a lien or encumbrance;

            (n) The occurrence of a default or Event of Default or Unmatured Default under any agreement, instrument and/or document executed and delivered by any Guarantor to Bank, which is not cured within the time, if any, specified therefor in such agreement, instrument or document or any of the Loan Documents shall fail to grant to Bank on behalf of the Bank the lien or other security interest (if any) intended to be created thereby or any Loan Party thereto shall assert that it is not liable with respect thereto; or any Guarantor shall assert that it is not liable as a guarantor or otherwise under its guarantee agreement executed in connection herewith;

            (o) The occurrence of an Event of Default under any of the Other Agreements, which is not cured within the time, if any, specified therefor in such Other Agreement;

            (p) Except as expressly permitted pursuant to the terms hereof, if Borrower, any Primary Obligor, any Secondary Obligor or any Pledged Entity issues to or transfers to any Person any Stock of Borrower, any Primary Obligor, any Secondary Obligor or any Pledged Entity;

            (q) If any final non-appealable judgment for the payment of money in excess of $250,000 (after giving effect to any amount covered by insurance as to which the insurer shall not have defied or questioned its obligation to pay) shall be rendered against Borrower, any Primary Obligor, or any Secondary Obligor; or final judgment for the payment of money in excess of $250,000 shall be rendered against Borrower, any Primary Obligor, or any Secondary Obligor and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed or diligently contested in good faith by appropriate proceedings;

            (r) If Borrower or any ERISA Affiliate (1) shall effect a complete or partial withdrawal (as defined in ERISA Sections 4203 or 4205) from a Multiemployer Plan, if such withdrawal could subject either Borrower or any ERISA Affiliate to liability; (2) shall fail to pay when due an amount that is payable by it to the PBGC or to an Employee Benefit Plan; (3) has instituted against it by a fiduciary of any Multiemployer Plan an action to enforce ERISA Section 515 and such proceedings shall not have been dismissed within thirty (30) days thereafter; (4) has imposed against it any tax under Code Section 4980B(a); (5) has assessed against it by the Secretary of Labor a civil penalty with respect to any Employee Benefit Plan under ERISA Section 502(c) or 502(l); (6) shall apply for a waiver of the minimum funding standards of the Code; or (7) shall permit any other event or condition to occur or exist with respect to an Employee Benefit Plan that could subject either Borrower or any ERISA Affiliate to liability;

            (s) Except as set forth in Section 7.1(d) or (e), a default by Borrower, any Primary Obligor, or any Secondary Obligor shall occur under any agreement, document or instrument (other than this Agreement or any of the other Loan Documents) now or hereafter existing, to which Borrower, any Primary Obligor, or any Secondary Obligor is a party and the effect of such default is reasonably likely to have a material adverse effect on the financial conditions or business operations of such Loan Party;

            (t) If Borrower, any Primary Obligor, or any Secondary Obligor dissolves, liquidates (other than with respect to a Secondary Obligor upon the disposition of all of its Assets in the ordinary course of its business), or fails to maintain its corporate existence, without the prior written consent of Bank.

      7.2         Remedies Cumulative.

            All of Bank's rights and remedies under this Agreement and the Other Agreements are cumulative and non-exclusive.

      7.3         Acceleration.

            Upon the occurrence an Event of Default and the continuation thereof, without notice by Bank to or demand by Bank to Borrower, Bank shall have no further obligation to and may then forthwith cease advancing monies, extending credit or issuing letters of credit to or for the benefit of Borrower under this Agreement and the Other Agreements. Upon an Event of Default, without notice by Bank to or demand by Bank to Borrower, all Secured Obligations shall be due and payable, forthwith.

      7.4         Remedies.

            Upon the occurrence of an Event of Default and the continuation thereof, Bank, in its sole and absolute discretion, may exercise any and all rights and remedies that it may have under the other Loan Documents, at law or in equity.

      7.5        Injunctive Relief.

            Borrower recognizes that upon the occurrence of an Event of Default, no remedy of law will provide adequate relief to Bank, and agrees that Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

      7.6         Advances During Unmatured Default.

            Upon the occurrence of any Unmatured Default or Event of Default (other than Unmatured Defaults under Section 7.1(e), Bank shall not be obligated to make any Advances; provided that, nothing contained herein shall prohibit Bank from making any Advances.

8.          CONDITIONS PRECEDENT TO DISBURSEMENT

      8.1         Checklist Items.

            The obligation of Bank to make the Loan to Borrower is subject to the condition precedent that, in addition to satisfaction of the conditions set forth in Sections 8.2 and 8.3, Bank shall have received, prior to the first disbursement of the proceeds of any of the Loan hereunder all documents, instruments, agreements, notes, evidences of Borrower's authority, and all other instruments as Bank may reasonably request, including but not limited to all items on the documentation checklist, delivered by Bank to Borrower prior to the date hereof.

      8.2         Necessary Actions.

            The obligation of Bank to make the Loan to Borrower is subject to the further condition precedent that all proceedings taken in connection with the transactions contemplated by this Agreement, and all instruments, authorizations and other documents applicable thereto, shall be reasonably satisfactory in form and substance to Bank and its counsel.

      8.3         Conditions Precedent.

            In addition to the foregoing, prior to Bank making of any and all Loans hereunder, all of the following shall have been satisfied in a manner satisfactory to Bank:

            (a) no change in the condition or operations, financial or otherwise, of Borrower or any other Loan Party shall have occurred which change, in the sole credit judgment of Bank, may have a material adverse effect on Borrower or any other Loan Party;

            (b) no litigation shall be outstanding or have been instituted or threatened which Bank determines to be material against Borrower or other Loan Party;

            (c) all of the representations and warranties of Borrower set forth in this Agreement and each of the Other Agreements to which Borrower or other Loan Party is a party shall be true and correct on the date of the contemplated Loan to the same extent as originally made on such date; and

            (d) no Event of Default or Unmatured Default shall exist or be continuing.

9.          GENERAL

      9.1         Compliance with ERISA.

            (a) Representations and Warranties. Borrower hereby represents and warrants that:

                  (i) Schedule 9.1 hereto describes the Employee Benefit Plans to which Borrower or any of its ERISA Affiliates may have obligations;

                  (ii) each Employee Benefit Plan of Borrower or any of its ERISA Affiliates is in compliance in all material respects with its terms and with the applicable provisions of ERISA, the Code and all other statutes and regulations applicable thereto and each such Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to any such Employee Benefit Plan has been determined to be exempt from federal income tax under Section 501(a) of the Code;

                  (iii) neither Borrower nor any of its ERISA Affiliates
                        maintains or contributes to any Employee Benefit Plan with an actuarial present value of projected benefit obligations that exceeds the fair market value of net assets available for such benefits, calculated on the basis of the actuarial assumptions specified in the most recent actuarial valuation for such Employee Benefit Plan, and no such Employee Benefit Plan provides for subsidized early retirement benefits that could materially adversely affect the funded status of such Employee Benefit Plan or Employee Benefit Plans in the event of a reduction in force or plant closing;

                  (iv) with respect to each Employee Benefit Plan that is a "defined benefit plan," as defined in Section 3(35) of ERISA, the assets of each such Employee Benefit Plan are equal to or greater than the accrued benefits of the participants and beneficiaries thereunder, as determined pursuant to the actuarial methods and assumptions utilized by the PBGC in the event of a plan termination;

                  (v) neither Borrower nor any of its ERISA Affiliates sponsors, maintains, participates in or contributes to any employee welfare benefit plan within the meaning of
                        Section 3(1) of ERISA that provides benefits to employees after termination of employment other than as required by Section 601 of ERISA; as such, neither Borrower nor any of its ERISA Affiliates are currently or will in the future be subject to the accounting recognition and disclosure standards of Statement of Financial Accounting Standards No. 106 (FASB 106);

                  (vi) neither Borrower nor any of its ERISA Affiliates has breached any of the responsibilities, obligations, or duties imposed on them by ERISA or the regulations promulgated thereunder with respect to any Employee Benefit Plan;

                  (vii) neither Borrower nor any ERISA Affiliate has (i) failed to
                        make a required contribution or payment to a Multiemployer Plan or (ii) made or expects to make a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan;

                  (viii)at the date hereof, the aggregate potential withdrawal liability payment, as determined in accordance with Title IV of ERISA, of Borrower and any ERISA Affiliates with respect to all Employee Benefit Plans that are Multiemployer Plans does not exceed $50,000 and, to the best of Borrower's and its ERISA Affiliate's knowledge, no Multiemployer Plan is in reorganization or insolvent within the meaning of Sections 4241 or 4245 of ERISA.

                  (ix) neither Borrower nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or other payment;

                  (x) neither Borrower nor any ERISA Affiliate is required to provide security to an Employee Benefit Plan under
                        Section 401(a)(29) of the Code due to an Employee Benefit Plan amendment that results in an increase in current liability for the plan year;

                  (xi) no liability to the PBGC has been, or is expected by Borrower or any ERISA Affiliate to be, incurred by Borrower or any ERISA Affiliate, other than the payment of premiums, and there are no premium payments that have became due and which are unpaid;

                  (xii) no events have occurred in connection with any Employee
                        Benefit Plan that might constitute grounds for the termination of any such Employee Benefit Plan by the PBGC or for the appointment by any United States District Court of a trustee to administer any such Employee Benefit Plan;

                  (xiii)no Reportable Event has, in the case of any Employee
                        Benefit Plan maintained by Borrower or an ERISA Affiliate other than a Multiemployer Plan, occurred and is continuing, or to the best of Borrower's knowledge, has occurred and is continuing in the case of any such Employee Benefit Plan that is a Multiemployer Plan;

                  (xiv) no Employee Benefit Plan maintained by Borrower or an
                        ERISA Affiliate had an Accumulated Funding Deficiency, whether or not waived, as of the last day of the most recent fiscal year of such Employee Benefit Plan or, in the case of any Multiemployer Plan, as of the most recent fiscal year of such Multiemployer Plan for which the annual reports of such Multiemployer Plan's actuaries and auditors have been received; and

                  (xv) neither Borrower nor any ERISA Affiliate has engaged in a Prohibited Transaction prior to the date hereof, and the execution, delivery, and carrying out of this Agreement will not involve any non-exempt Prohibited Transactions (within the meaning of Part 4 of Subtitle B of Title I of ERISA) or any transaction in connection with which a tax could be imposed pursuant to Section 4975 of the Code.

            (b) ERISA Reports. Borrower shall:

                  (i)   as soon as possible, and in any event within fifteen
                        (15) Business Days, after Borrower or an ERISA Affiliate knows or has reason to know that, regarding any Employee Benefit Plan with respect to Borrower or an ERISA Affiliate, a Prohibited Transaction or a Reportable Event has occurred (whether or not the requirement for notice, if applicable, of such Reportable Event has been waived by the PBGC), deliver to the Bank a certificate of a responsible officer of Borrower setting forth the details of such Prohibited Transaction or Reportable Event, the action that Borrower proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, or PBGC;

                  (ii) upon request of the Bank made from time to time, deliver to the Bank a copy of the most recent actuarial report, funding waiver request, and annual report filed with respect to any Employee Benefit Plan maintained by Borrower or an ERISA Affiliate;

                  (iii) upon request of the Bank made from time to time, deliver to the Bank a copy of any Employee Benefit Plan sponsored, contributed to, participated in or maintained by Borrower or any ERISA Affiliate; and

                  (iv) as soon as possible, and in any event within ten (10) Business Days, after it knows or has reason to know that any of the following have occurred with respect to any Employee Benefit Plan maintained, or contributed to, by

                        Borrower or an ERISA Affiliate, deliver to the Bank a certificate of a responsible officer of Borrower setting forth the details of the events described in (a) through
                        (l) and the action that Borrower or any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice or filing from the PBGC or other agency of the United States government with respect to such of the events described in (a) through (l): (a) any Employee Benefit Plan has been terminated; (b) the Plan Sponsor intends to terminate any Employee Benefit Plan;
                        (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate any such Employee Benefit Plan or to appoint a trustee to administer such Employee Benefit Plan, or Borrower or any ERISA Affiliate receives a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; (d) Borrower or any ERISA Affiliate withdraws from any Employee Benefit Plan, or notice of any withdrawal liability is received by Borrower or any ERISA Affiliate; (e) any Employee Benefit Plan has received an unfavorable determination letter from the Internal Revenue Service regarding the qualification of the Employee Benefit Plan under Section 401(a) of the Code;
                        (f) Borrower or any ERISA Affiliate fails to make a required installment or any other required payment under
                        Section 412 of the Code on or before the due date for such installment or payment or has applied for a waiver of the minimum funding standard under Section 412 of the Code; (g) the imposition of any tax under Code Section 4980B(a) or the assessment by the Secretary of Labor of a civil penalty under Sections 502(c) or 502(l) of ERISA; (h) there is a partial or complete withdrawal (as described in ERISA Section 4203 or 4205) by Borrower or any ERISA Affiliate from a Multiemployer Plan; (i) Borrower or any ERISA Affiliate is in "DEFAULT" as defined in ERISA Section 4219(c)(5)) with respect to payments to a Multiemployer Plan required by reason of its complete or partial withdrawal from such Employee Benefit Plan; (j) a Multiemployer Plan is in "REORGANIZATION" or is "INSOLVENT" (as described in Title IV of ERISA) or such Multiemployer Plan intends to terminate or has terminated under Section 4041A of ERISA; (k) the institution of a proceeding by a fiduciary of a Multiemployer Plan against Borrower or any ERISA Affiliate to enforce Section 515 of ERISA; or
                        (1) Borrower or any ERISA Affiliate has increased benefits under any existing Employee Benefit Plan or commenced contributions to an Employee Benefit Plan to which Borrower or any ERISA Affiliate was not previously contributing. For purposes of this Section, Borrower shall be deemed to have knowledge of all facts known by the Plan Administrator of any Employee Benefit Plan of which Borrower or any ERISA Affiliate is the Plan Sponsor.

            (c) Compliance with ERISA. Borrower and its ERISA Affiliates will not (i) establish, maintain, or operate any Employee Benefit Plan that is not in compliance in all material respects with the provisions of ERISA, the Code, and all other applicable laws, and the regulations and interpretations thereunder; (ii) allow to exist any Accumulated Funding Deficiency with respect to any Employee Benefit Plan, whether or not waived; (iii) terminate any Employee Benefit Plan or withdraw or effect a partial or complete withdrawal (as described in ERISA Section 4203 or 4205) from any Multiemployer Plan, if such termination or withdrawal could subject Borrower or any ERISA Affiliate to liability; (iv) fail to make any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment; (v) amend any Employee Benefit Plan so as to result in an increase in current liability for the plan year such that Borrower or any ERISA Affiliate is required to provide security to such Employee Benefit Plan under Section 401(a)(29) of the Code; (vi) fail to make any contribution or payment to any Multiemployer Plan which Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan; (vii) enter into any Prohibited Transaction for which a class exemption is not available or a private exemption previously has not been obtained from the Department of Labor; (viii) permit the occurrence of any Reportable Event, or any other event or condition, which could subject either Borrower or any ERISA Affiliate to liability; or (ix) allow or permit to exist any other event or condition known or that reasonably should be known to Borrower which event or condition could subject either Borrower or any ERISA Affiliate to liability.

            (d) Definitions. For purposes of this Section 9.1, the following definitions shall apply:

                  (i) "ACCUMULATED FUNDING DEFICIENCY" shall have the meaning assigned to that term in Section 302 of ERISA.

                  (ii) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  (iii) "EMPLOYEE BENEFIT PLAN" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained, sponsored, participated in or contributed to by Borrower or any ERISA Affiliate.

                  (iv) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor thereto.

                  (v) "ERISA AFFILIATE" shall mean any corporation, trade or Business that is, along with Borrower, a member of a controlled group of trades or businesses, or a member of any group of organizations, within the meaning of Sections 414(b), (c), (m) or (o) of the Code, and any regulations thereunder.

                  (vi)  "MULTIEMPLOYER PLAN" shall mean any plan described in
                        Section 3(37) or 4001(a)(3) of ERISA to which contributions are or have been made by Borrower or any ERISA Affiliate.

                  (vii) "PBGC" shall mean the Pension Benefit Guaranty
                        Corporation or any governmental body succeeding to its functions.

                  (viii)"PLAN Administrator" shall have the meaning assigned to it in Section 3(16)(A) of ERISA.

                  (ix)  "PLAN SPONSOR" shall have the meaning assigned to it in
                        Section 3(16)(B) of ERISA.

                  (x) "PROHIBITED TRANSACTION" shall mean a transaction that is prohibited under Code Section 4975 or ERISA Section 406 and not exempt under Code Section 4975 or ERISA
                        Section 408.

                  (xi) "REPORTABLE EVENT" shall mean (a) an event described in
                        Section 4043(c), 4068(a), or 4063(a) of ERISA or in the regulations thereunder, (b) receipt of a notice of withdrawal liability with respect to a Multiemployer Plan pursuant to Section 4202 of ERISA, (c) an event requiring Borrower or any ERISA Affiliate to provide security for an Employee Benefit Plan under Code Section 401(a)(29), (d) any failure to make payments required by Code Section 412(m), (e) the withdrawal of Borrower or any ERISA Affiliate from an Employee Benefit Plan in which it is a "SUBSTANTIAL EMPLOYER" as defined in
                        Section 4001(a)(2) of ERISA, (f) the institution of proceedings to terminate an Employee Benefit Plan by the PBGC, or (g) the filing of a notice to terminate an Employee Benefit Plan or the treatment of an amendment of an Employee

                        Benefit Plan as a termination under Section 4041 of ERISA.

      9.2         Costs.

            Borrower hereby agrees that it shall reimburse Bank on demand, as part of Borrower's Obligations, for any and all Costs and any amount not paid on demand shall bear interest at the Default Rate.

      9.3         Statement.

            Each statement of account by Bank delivered to Borrower relating to the Secured Obligations shall be presumed correct and accurate and shall constitute an account stated between Borrower and Bank unless Bank subsequently corrects such statement of its own volition or, within thirty (30) days after Borrower's receipt of said statement, Borrower delivers to Bank, by registered or certified mail addressed to Bank at the address specified in Section 9.4, written objection thereto specifying the error or errors, if any, which Borrower asserts are contained in any such statement.

      9.4         Notices.

            Any and all notices given in connection with this Agreement shall be deemed adequately given only if in writing (which term, for all purposes of this Agreement and the other Loan Documents, shall include telecopy) and addressed to the party for whom such notices are intended at the address set forth below. All notices shall be sent by personal delivery, Federal Express or other over-night messenger service, first class registered or certified mail, postage prepaid, return receipt requested or by other means at least as fast and reliable as first class mail. A written notice shall be deemed to have been given to the recipient party on the earlier of (a) the date it shall be delivered to the address required by this Agreement; (b) the date delivery shall have been refused at the address required by this Agreement; or (c) with respect to notices sent by mail, the date as of which the postal service shall have indicated such notice to be undeliverable at the address required by this Agreement. Any and all notices referred to in this Agreement, or which either party desires to give to the other, shall be addressed as follows:

      IF TO BORROWER:               FirstCity Financial Corporation
                                    6400 Imperial Drive
                                    P.O. Box 8216
                                    Waco, Texas  76714
                                    Attn:  James Holmes
                                    Telecopy:  254-751-7648

      IF TO BANK:                   Bank of Scotland
                                    565 Fifth Avenue
                                    New York, New York 10017
                                    Attn:  Loans Administration
                                    Telecopy: 212-557-9460

      WITH A COPY TO:               Sachnoff & Weaver, Ltd.
                                    Suite 2900
                                    30 South Wacker Drive
                                    Chicago, Illinois 60606
                                    Attn:  Frank Ballantine, Esq.
                                    Telecopy:  312-207-6400

                                     and to

                                    Bank of Scotland
                                    Chicago Representative Office
                                    181 West Madison Street
                                    Suite 3525
                                    Chicago, Illinois 60602
                                    Attn:  James Halley
                                    Telecopy:  312-263-1143

The above addresses may be changed by notice of such change, mailed as provided herein, to the last address designated.

      9.5         Amendments and Waivers.

            This Agreement and the other Loan Documents may not be modified, altered or amended except by an agreement in writing signed by Borrower and Bank. Borrower expressly agrees that for purposes of this Agreement and each and every other Loan Document: (i) this Agreement and each and every other Loan Document shall be a "credit agreement" under the Illinois Credit Agreements Act, 815 ILCS 160/1 et. seq. (the "ACT"); (ii) the Act applies to this transaction including, but not limited to, the execution of this Agreement and each and every other Loan Document; and (iii) any action on or in any way related to this Agreement and each and every other Loan Document shall be governed by the Act. Borrower may not sell, assign or transfer this Agreement or the Other Agreements or any portion thereof, including, without limitation, Borrower's rights, titles, interests, remedies, powers and/or duties hereunder or thereunder. Borrower hereby consents to Bank's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement or the Other Agreements, or of any portion thereof or participation therein, including, without limitation, Bank's rights, titles, interests, remedies, powers and/or duties.

      9.6         No Implied Waiver; Remedies Cumulative.

            Bank's failure at any time or times hereafter to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Bank of an Event of Default or an Unmatured Default by Borrower or any other Loan Party under this Agreement or the Other Agreements shall not suspend, waive or affect any other Event of Default or Unmatured Default by Borrower or any other Loan Party under this Agreement or the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or the Other Agreements and no Event of Default or Unmatured Default by Borrower or any other Loan Party under this Agreement or the Other Agreements shall be deemed to have been suspended or waived by Bank unless such suspension or waiver is by an instrument in writing signed by an officer of Bank and directed to Borrower or such applicable other Loan Party specifying such suspension or waiver.

      9.7         Severability.

            If any provision (in whole or in part) of this Agreement or the other Loan Documents or the application thereof to any person or circumstance is held invalid or unenforceable, then such provision shall be deemed modified, restricted, or reformulated to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement or the other Loan Document, as the case may require, and this Agreement and such other Loan Document shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified, restricted, or reformulated or as if such provision had not been originally incorporated herein or therein, as the case may be. The parties further agree to seek a lawful substitute for any provision found to be unlawful. If such modification, restriction or reformulation is not reasonably possible, the remainder of this Agreement and the other Loan Documents and the application of such provision to other persons or circumstances will not be affected thereby and the provisions of this Agreement and the other Loan Documents shall be severable in any such instance.

      9.8         Incorporation of Other Loan Documents.

            The provisions of the Other Agreements are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement and except as otherwise provided in the Other Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Other Agreements or the other Loan Documents, Bank shall have the right to elect, in its sole and absolute discretion, which provision shall govern and control. Except to the extent provided to the contrary in this Agreement and in the other Loan Documents, no termination or cancellation (regardless of cause or procedure) of this Agreement or the Other Agreements shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrower or Bank in any way or respect relating to (a) any transaction or event occurring prior to such termination or cancellation, and/or
(b) any of the undertakings, agreements, covenants, warranties and representations of Borrower contained in this Agreement or the Other Agreements. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation.

      9.9         Acceptance.

            This Agreement and the other Loan Documents are submitted by Borrower to Bank (for Bank's acceptance or rejection thereof) at Bank's principal place of business as an offer by Borrower to borrow monies from

Bank now and from time to time hereafter and shall not be binding upon Bank or become effective until and unless accepted by Bank, in writing, at said place of business. If so accepted by Bank, this Agreement and the other Loan Documents and the other Loan Documents shall be deemed to have been made at said place of business. This Agreement and the other Loan Documents and the other Loan Documents shall be governed and controlled by the laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect and in all other respects including, but not limited to, the legality of the interest rate and other charges, but excluding choice of law provisions and perfection of security interests which shall be governed and controlled by the laws of the relevant jurisdiction.

      9.10        Knowledge.

            As used herein the phrase "TO THE BEST OF BORROWER'S KNOWLEDGE" or words of such import shall mean all knowledge, including, actual knowledge and knowledge of matters which any reasonable person in such position knew or should have known, of the respective officers, directors and managers of Borrower.

      9.11        Waiver by Borrower.

            EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT OR REQUIRED BY LAW, BORROWER WAIVES (A) PRESENTMENT, DEMAND AND PROTEST, NOTICE OF PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY BANK ON WHICH BORROWER MAY IN ANY WAY BE LIABLE; (B) ALL RIGHTS TO NOTICE AND A HEARING PRIOR TO BANK'S TAKING POSSESSION OR CONTROL OF, OR TO BANK REPLEVY, ATTACHMENT OR LEVY UPON THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING BANK TO EXERCISE ANY OF BANK'S REMEDIES; AND (C) THE BENEFIT OF ALL VALUATION, APPRAISEMENT, EXTENSION AND EXEMPTION LAWS.

      9.12        Governing Law.

            THIS AGREEMENT HAS BEEN DELIVERED FOR ACCEPTANCE BY BANK IN CHICAGO, ILLINOIS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS. TO THE EXTENT PERMITTED BY APPLICABLE LAW BORROWER HEREBY (a) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT; (b) IRREVOCABLY WAIVES THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (c) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (d) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST BANK OR ANY OF THEIR

RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT OTHER THAN ONE LOCATED IN COOK COUNTY, ILLINOIS. NOTHING IN THIS SECTION SHALL AFFECT OR IMPAIR BANK'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR BANK'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR BORROWER'S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

      9.13        Waiver of Marshaling.

            All rights of marshaling of assets of Borrower, including any such right with respect to the Pledged Property, are hereby waived by Borrower.

      9.14        Limitation by Law.

            All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

      9.15        Survival of Representations and Warranties.

            All representations and warranties contained in this Agreement or made in writing by Borrower in connection herewith shall survive the execution and delivery of this Agreement and repayment of the Secured Obligations. Any investigation by Bank shall not diminish in any respect whatsoever its rights to rely on such representations and warranties.

      9.16        Service of Process.

            Borrower hereby irrevocably appoints and designates CT Corporation System, Inc., 208 S. LaSalle Street, Chicago, IL 60604 as its true and lawful attorney-in-fact and duly authorized agent for service of legal process and agrees that service of such process upon such agent and attorney-in-fact shall constitute personal service of such process upon Borrower.

      9.17        Representation by Counsel.

            Borrower hereby represents that it has been represented by competent counsel of its choice in the negotiation and execution of this Agreement and the other Loan Documents; that it has read and fully understood the terms hereof; Borrower and its counsel have been afforded an opportunity to review, negotiate and modify the terms of this Agreement, and that it intends to be bound hereby. In accordance with the foregoing, the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Agreement.

      9.18        Release of Bank.

            Borrower releases Bank from any and all causes of action or claims which Borrower may now or hereafter have for any asserted loss or damage to Borrower claimed to be caused by or arising from any act or omission to act on the part of Bank, its officers, agents or employees, except for willful misconduct or gross negligence.

      9.19        Invalidated Payments.

            To the extent that either Bank receives any payment on account of the Secured Obligations, and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Bank and applied on account of the Secured Obligations.

      9.20        Headings.

            The descriptive headings of the various provisions of this Agreement and the other Loan Documents are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

      9.21        Counterparts.

            This Agreement and the other Loan Documents may be executed in any number of counterparts, and by the different parties hereto and thereto on the same or separate counterparts, each of which when so executed and delivered shall be deemed to be an original; all the counterparts for each such Loan Document shall together constitute one and the same agreement.

      9.22        Fax Execution.

            For purposes of negotiating and finalizing this Agreement (including any subsequent amendments thereto), any signed document transmitted by facsimile machine ("FAX") shall be treated in all manner and respects as an original document. The signature of any party by FAX shall be considered for these purposes as an original signature. Any such FAX document shall be considered to have the same binding legal effect as an original document, provided that an original of the faxed document was mailed by first class US Mail or personally delivered to the recipient, on the date of its transmission with proof of the fax transmission. At the request of either party, any FAX document subject to this Agreement shall be re-executed by both parties in an original form. The undersigned parties hereby agree that neither shall raise the use of the FAX or the fact that any signature or document was transmitted or communicated through the use of a FAX as a defense to the formation of this Agreement.

      9.23        No Third Party Beneficiaries.

            This Agreement is solely for the benefit of the Bank, Borrower and their respective successors and assigns (except as otherwise expressly provided herein) and nothing contained herein shall be deemed to confer upon any Person other than Borrower and its successors and assigns any right to insist on or to enforce the performance or observance of any of the obligations contained herein. All conditions to the obligations of the Bank to make the Loans hereunder are imposed solely and exclusively for the benefit of the Bank and its respective successors and assigns and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms and no other Persons shall under any circumstances be deemed to be a beneficiary of such conditions.

      9.24        Domicile of Loans.

            Bank may make, maintain or transfer any of its Loans hereunder to, or for the account of, any branch office, subsidiary or affiliate of Bank.

      9.25        Entire Agreement.

            This Agreement and the other Loan Documents constitute the entire agreement of Borrower and Bank with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, agreements, understandings and communications. No representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon Bank unless expressed herein or therein. No course of dealing, course or performance, trade usage or parole evidence of any nature, whether based on actions, omissions or circumstances occurring or existing heretofore or hereafter, may be used in any way to alter or supplement the terms hereof.

      9.26        Construction.

            In this Agreement, unless the context otherwise clearly requires, references to the plural include the singular, the singular the plural, and the part the whole; the neuter case includes the masculine and feminine cases; and "or" is not exclusive. In this Agreement, any references to property (and similar terms) include an interest in such property (or other item referred to); "include," "includes," "including" and similar terms are not limiting; and "hereof," "herein," "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision; and "expenses," "costs," "out-of-pocket expenses" and similar terms include the charges of in-house counsel, auditors and other professionals of the relevant Person to the extent that such amounts are routinely identified and charged under such Person's cost accounting system. Section and other references in this Agreement are to this Agreement unless otherwise specified.

      9.27        Successors and Assigns.

            This Agreement shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of and be enforceable by Bank and its successors and assigns. Without limitation of the foregoing, Bank (and any successive assignee or transferee) from time to time may assign or otherwise transfer all or any portion of its rights or obligations under the Loan Documents (including all or any portion of any commitment to extend credit), or any Secured Obligations, to any other Person, and such Secured Obligations (including any Secured Obligations resulting from extension of credit by such other Person under or in connection with the Loan Documents) shall be and remain Secured Obligations entitled to the benefit of this Agreement, and to the extent of its interest in such Secured Obligations such other Person shall be vested with all the benefits in respect thereof granted to Bank in this Agreement or otherwise.

      9.28        Texas Language.

            (a)         THIS WRITTEN AGREEMENT (TOGETHER WITH THE

OTHER LOAN DOCUMENTS ) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE MATTERS COVERED HEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

            (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES
HERETO.

      9.29        Waiver of Trial by Jury.

            TO THE EXTENT PERMITTED BY LAW, BORROWER AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY IN CONNECTION HEREWITH. BORROWER HEREBY EXPRESSLY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN.

      IN WITNESS WHEREOF, this Loan Agreement has been duly executed as of the day and year specified at the beginning hereof.

                                    BORROWER:

                                    FIRSTCITY FINANCIAL CORPORATION
                                    a Delaware corporation




                                    By:
                                    Title:


                                    BANK:
                                    -----

                                BANK OF SCOTLAND




                                    By:
                                    Title:

                   Schedule of Exhibits and Schedules
                   ----------------------------------



Exhibit A               Wire Transfer Instruction to Bank of Scotland
---------

Schedule 1.1 (xxx)      Schedule of Secondary Obligors

Schedule 2.2(c)         Schedule of Eligible Notes

Schedule 4.2            Schedule of Excluded Notes

Schedule 4.3            Schedule of Excluded Entities

Schedule 5.1(e)         Schedule of Shareholders, Stock and Options

Schedule 5.1(f)         Schedule of Fictitious Names

Schedule 5.1(g)         Schedule of Permitted Liens

Schedule 5.1(j)         Schedule of Government Contracts

Schedule 5.1(l)         Consents

Schedule 5.1(s)         Schedule of Other Indebtedness

Schedule 5.1(t)         Schedule of Affiliate Indebtedness

Schedule 5.1(u)         Affiliate Notes

Schedule 5.1(u)(iii)    Schedule of Future Notes (to be delivered post-
                        closing as they arise)

Schedule 5.1(w)         Schedule of Affiliates

Schedule 6.3(j)         Fee Agreements

Schedule 6.3(l)         Guaranty Equivalents

Schedule 9.1            ERISA Matters

                              EXHIBIT A

             WIRE TRANSFER INSTRUCTION TO BANK OF SCOTLAND



CITIBANK N.A., NEW YORK

ABA NO. 021000089

FOR ACCOUNT OF BANK OF SCOTLAND, NEW YORK

ACCOUNT NO.:  36046633

ATTN:  LOAN ADMINISTRATION

REF:  FIRSTCITY FINANCIAL CORPORATION

                           SCHEDULE 1.1 (xxx)
                           SECONDARY OBLIGORS


FirstCity Funding Corporation, a Texas corporation

FirstCity Consumer Finance Corporation, a Texas corporation

SL Funding Corp., a Texas corporation

Harbor Financial Mortgage Corporation, a Texas corporation ("HARBOR")

Bosque Asset Corporation, a Texas corporation

First X Realty, L.P., a Texas limited partnership ("FIRST X")

FH Partners, Ltd., a Texas limited partnership

First B Realty, Ltd., a Texas limited partnership ("FIRST B")

Wamco XVII, Ltd., a Texas limited partnership

Wamco XXIV, Ltd., a Texas limited partnership

Wamco XXV, Ltd., a Texas limited partnership